Exhibit 10.21.13

AMENDMENT NO. 5

TO SECOND AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT

THIS AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT (this “Amendment”), dated as of February 15, 2023 is entered into by and among BENEFICIENT COMPANY HOLDINGS, L.P. (the “Borrower”), THE BENEFICIENT COMPANY GROUP, L.P. (“Parent”), HCLP NOMINEES, L.L.C. (“HCLP”), as Lender under the Credit Agreement (as defined below) (in such capacity, the “Lender”) and as Senior Creditor and Subordinated Creditor under the Subordination Agreement (as defined in the Existing Credit Agreement), and acknowledged, ratified and agreed to by THE BENEFICIENT COMPANY GROUP (USA), L.L.C., a Delaware limited liability company (“BEN Company Group USA”), BEN LIQUIDITY, L.L.C., a Delaware limited liability company (“BEN Liquidity”), BENEFICIENT CAPITAL HOLDINGS, L.L.C., a Delaware limited liability company (“BEN Capital Holdings LLC”), BENEFICIENT CAPITAL COMPANY HOLDINGS, L.P., a Delaware limited partnership (“BEN Capital Holdings LP”), BENEFICIENT CAPITAL LENDING, L.L.C. (f/k/a Ben Liquidity Holdings, L.L.C.), a Delaware limited liability company (“BEN Capital Lending”), BENEFICIENT CAPITAL COMPANY, L.L.C., a Delaware limited liability company (“BEN Capital”), BEN INSURANCE, L.L.C., a Delaware limited liability company (“BEN Insurance”), PEN INSURANCE HOLDINGS, L.P., a Delaware limited partnership (“PEN Insurance”), PEN INDEMNITY MANAGEMENT, L.L.C., a Delaware limited liability company (“PEN Indemnity” and together with BEN Company Group USA, BEN Liquidity, BEN Capital Holdings LLC, BEN Capital Holdings LP, BEN Capital Lending, BEN Capital, BEN Insurance, and PEN Insurance collectively, the “Subsidiary Guarantors”), and the DSTs party hereto.

W I T N E S S E T H

WHEREAS, Borrower, the Lender, and the Parent are party to that certain Second Amended and Restated Second Lien Credit Agreement, dated as of August 13, 2020 (as modified by that certain Consent No. 1 to Second Amended and Restated Second Lien Credit Agreement, dated as of January 20, 2021 and effective as of September 30, 2020, as amended by that certain Amendment No. 1 to Second Amended and Restated Second Lien Credit Agreement, dated as of March 10, 2021, and as amended by that certain Amendment No. 2 to Loan Documents, dated as of June 28, 2021, as amended by that certain Consent and Amendment No. 3 to Second Amended and Restated Second Lien Credit Agreement dated as of November 3, 2021 and effective as of July 15, 2021, as amended by that certain Consent No. 2 to Second Amended and Restated Second Lien Credit Agreement dated as of dated as of March 24, 2022 (the “Consent No. 2”), and as amended by that certain Consent and Amendment No. 4 to Second Amended and Restated Second Lien Credit Agreement dated as of March 24, 2022 (“Fourth Amendment”) and as otherwise amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”);

WHEREAS, pursuant to the transactions effectuated by the Fourth Amendment and Consent No. 2, the Borrower was required to comply with certain post-closing covenants within 30 days of the Amendment Effective Date (as defined in the Fourth Amendment) (or such later date as Lender may permit its sole discretion), including, entering into, and causing certain additional DSTs, Subsidiary Guarantors and Beneficient Fiduciary Financial, L.L.C., a Kansas limited liability company (“BEN Fiduciary Financial”) to enter into, in each case, to the extent such person is a party thereto, (i) a Guaranty in favor of Lender (the “Guaranty”), (ii) an Amended and Restated Security Agreement in favor of Lender (the “Security Agreement”) which amends and restates the Borrower Security Agreement (as defined in the Existing Credit Agreement), (iii) a joinder to the DST Security Agreement and DST Guaranty (the “DST Joinder Documents”), (iv) an Account Control Agreement on bank accounts of Borrower (the “DACA”, and together with the Guaranty, the Security Agreement, and the DST Joinder Documents, collectively, the “Post-Closing Deliverable Documents”), and (v) one or more amendments to the Credit Agreement and other Loan Documents; and

WHEREAS, subject to the terms and conditions set forth herein, the Lender has agreed to make certain amendments to the Existing Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement. Unless the context otherwise requires, all defined terms in the preamble and recitals of this Amendment when used in this Amendment shall have the meanings ascribed thereto in the preamble and recitals of this Amendment.

2.    Fourth Amendment. The Lender confirms that Lender extended the post-closing deadline in accordance with the requirements of Section 6 of the Fourth Amendment to such date as Lender may permit in its sole discretion. For the avoidance of doubt, the transactions contemplated by this Amendment shall not be deemed in full compliance with the post-closing covenants of Section 6 of the Fourth Amendment, and such post-closing deadline remains unsatisfied as of the date hereof.

3.    Amendment to Existing Credit Agreement. Subject to the satisfaction (or waiver in writing by the Lender) of the conditions precedent set forth in Section 4 hereof, the Existing Credit Agreement shall be amended as follows:

(a)

The Existing Credit Agreement and Schedule 1.01A to the Existing Credit Agreement (excluding the Appendices, Schedules (except with respect to Schedule 1.01A) and Exhibits attached thereto) shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

4.    Conditions Precedent to Amendment. The satisfaction (or waiver in writing by the Lender) of each of the following shall constitute conditions precedent to the effectiveness of this Amendment (such date being the “Amendment Effective Date”):

(a)    the Lender shall have received:

(i)     this Amendment, the Guaranty, and the Security Agreement, in each case, duly executed by the parties thereto, and the same shall be in full force and effect;

(ii)     copies of the Organization Documents of each Subsidiary Guarantor certified to be true and complete as of a date reasonably acceptable to the Lender by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified to be true and correct as of the date hereof;

(iii)    certificates of resolutions or other action, incumbency certificates and/or other certificates with respect to each Subsidiary Guarantor;

(iv)    evidence that the Borrower, Parent and each Subsidiary Guarantor is validly existing, in good standing and qualified to engage in business in its state of organization or formation;

(v)    searches of Uniform Commercial Code filings in such jurisdictions and with respect to such Persons as reasonably deemed appropriate by the Lender; and

(vi)    UCC financing statements for each appropriate jurisdiction as is necessary, in the Lender’s discretion, to perfect the Lender’s security interest in the Collateral; and

(vii)     favorable opinions of legal counsel with respect to the Subsidiary Guarantors, addressed to the Lender, and in form and substance reasonably acceptable to Lender;

(b)    the Lender shall have received all documents and instruments that Lender has then reasonably requested, in addition to those described in this Section 4. All such additional documents and instruments shall be reasonably satisfactory to Lender in form, substance and date;

(c)    after giving effect to the transactions contemplated by this Amendment, no event shall have occurred and be continuing that would constitute an Event of Default;

(d)    all representations and warranties made by Borrower or any Affiliate thereof in any Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of time of the effectiveness hereof as if such representations and warranties had been made as of the time of the effectiveness hereof (except to the extent that any such representation or warranty was made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such specific date); and

(e)    Borrower shall have paid, in connection with such Loan Documents, all reasonable and documented fees and reimbursements to be paid to Lender pursuant to any Loan Documents, or otherwise due Lender and including the reasonable and documented fees, expenses, and disbursements of Holland & Knight LLP.

5.    Representations and Warranties. The Borrower and the Parent represent and warrant to the Lender that:

(a)    the representations and warranties of the Borrower, the Parent, each Subsidiary Guarantor, and each DST set forth in the Loan Documents (as modified by this Amendment) are true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by a Material Adverse Effect or any other materiality qualifier) on and as of the date hereof (after giving effect to this Amendment), except to the extent that such representations and warranties are by their terms made as of a specified date, in which case they are true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by a Material Adverse Effect or any other materiality qualifier) as of such specified date;

(b)    Immediately after giving effect to this Amendment, no Event of Default has occurred and is continuing;

(c)    this Amendment, the Guaranty, and the Security Agreement have been duly executed and delivered by the Borrower, the Parent, each Subsidiary Guarantor, and/or each DST party thereto, as applicable;

(d)    this Amendment and the Credit Agreement (as modified by this Amendment), and each agreement delivered in connection herewith (including the Security Agreement and Guaranty) constitutes legal, valid and binding obligations of the Borrower, the Parent, each Subsidiary Guarantor, and/or each DST, in each case, to the extent party thereto, as applicable, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(e)    the execution and delivery by the Borrower, the Parent, the Subsidiary Guarantors, and the DSTs of this Amendment and each agreement delivered in connection herewith (including the Security Agreement and Guaranty) to which they are party and the performance by the Borrower, the Subsidiary Guarantors, the DSTs, and Parent of this Amendment, the Credit Agreement (as modified by this Amendment), and each agreement delivered in connection herewith (including the Security Agreement and Guaranty), in each case, to the extent party thereto, as applicable, have been duly authorized by all necessary corporate or other organizational action, and (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any material requirement of law applicable to the Borrower, the Subsidiary Guarantors, the DSTs, and Parent, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower, the Subsidiary Guarantors, the DSTs, and Parent or the assets of the Borrower, the Subsidiary Guarantors, the DSTs, and Parent, or give rise to a right thereunder to require any payment to be made by the Borrower, the Subsidiary Guarantors, the DSTs, and Parent, and (iv) except as expressly provided by this Amendment and the other Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower, the Subsidiary Guarantors, the DSTs, and Parent, or any Subsidiary, except Liens created pursuant to the Loan Documents and the Second Lien Loan Documents.

6.    GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW; JURISDICTION; AND WAIVER OF JURY TRIAL SET FORTH IN SECTIONS 9.14 AND 9.15 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

7.    RELEASE OF CLAIMS. TO INDUCE THE LENDER TO ENTER INTO THIS AMENDMENT, THE BORROWER, THE PARENT, EACH SUBSIDIARY GUARANTOR, AND EACH DST PARTY HERETO HEREBY (A) REPRESENTS AND WARRANTS THAT AS OF THE DATE OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS, AND WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES, OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF THIS AMENDMENT, (B) RELEASES AND FOREVER DISCHARGES THE RELEASED PERSONS FROM ANY AND ALL RELEASED CLAIMS, AND (C) COVENANTS NOT TO ASSERT (AND NOT TO ASSIST OR ENABLE ANY OTHER PERSON TO ASSERT) ANY RELEASED CLAIM AGAINST ANY RELEASED PERSON. THE BORROWER, THE PARENT, EACH SUBSIDIARY GUARANTOR, AND EACH DST PARTY HERETO ACKNOWLEDGES AND AGREES THAT SUCH RELEASE IS A GENERAL RELEASE OF ANY AND ALL RELEASED CLAIMS THAT CONSTITUTES A FULL AND COMPLETE SATISFACTION FOR ALL OR ANY ALLEGED INJURIES OR DAMAGES ARISING OUT OF OR IN CONNECTION

WITH THE RELEASED CLAIMS, ALL OF WHICH ARE HEREIN COMPROMISED AND SETTLED.

8.    Amendments.    This Amendment cannot be altered, amended, changed or modified in any respect except in accordance with Section 9.01 of the Credit Agreement.

9.    Counterpart Execution. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.    Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic transmission (i.e., a “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

10.    Continuing Effectiveness; Etc.

(a)    Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Existing Credit Agreement as modified hereby and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Senior Credit Agreement shall mean and be a reference to the Existing Credit Agreement as modified hereby.

(b)    Except as specifically amended hereby, and subject to the consents set forth herein, the Existing Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. The Borrower, the Parent, each Subsidiary Guarantor, and each DST party hereto (i) agrees that, except as specifically provided herein, this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of the Borrower, the Parent, each Subsidiary Guarantor, and each DST arising under or pursuant to the Credit Agreement or the other Loan Documents to which it is a party, (ii) reaffirms its obligations under the Credit Agreement and each and every other Loan Document to which it is a party and (iii) reaffirms (x) all Liens on the Collateral which have been granted by it in favor of the Lender pursuant to any of the Loan Documents and (y) all filings made with any Governmental Authority in connection with such Liens, as applicable. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AMENDMENT OR OTHERWISE, NOTHING IN THIS AMENDMENT EXTINGUISHES, NOVATES OR RELEASES ANY RIGHT, CLAIM, LIEN, SECURITY INTEREST OR ENTITLEMENT OF ANY OF THE LENDER CREATED BY OR CONTAINED IN THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENTS NOR IS THE BORROWER NOR PARENT NOR ANY OTHER PARTY RELEASED FROM ANY COVENANT, WARRANTY OR OBLIGATION CREATED BY OR CONTAINED HEREIN OR THEREIN.

(c)    Except with respect to the subject matter hereof, including the consents and amendments specifically set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)    This Amendment shall constitute a Loan Document under the Credit Agreement.

11.    Integration. This Amendment, together with the other Loan Documents and the other documents contemplated hereby, contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

12.    Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.    Headings. Section headings in this Amendment are included herein for convenience or reference only and shall not constitute a part of this Amendment for any other purpose.

14.    Representation. The parties hereto acknowledge that Lender has selected Holland & Knight LLP as its legal counsel in connection with the preparation and negotiation of this Amendment. Borrower, each Subsidiary Guarantor, each DST party hereto, and Parent acknowledge that Holland & Knight LLP has not represented it in connection with the preparation and negotiation of this Amendment, and Holland & Knight LLP shall owe no duties directly to Borrower or Parent. Each of Borrower, each Subsidiary Guarantor, each DST party hereto, and Parent confirm that it has been advised (and given adequate time) to consult with its own legal and tax advisors regarding this Amendment and the Loan Documents.

15.    Acknowledgment and Ratification of Subsidiary Guarantors. For the avoidance of doubt, each of the Borrower, the Parent, each DST party hereto and each Subsidiary Guarantor acknowledges, ratifies, and agrees to the terms of the Credit Agreement and the Loan Documents to which it is party, as amended, restated, supplemented or otherwise modified on or prior to the date hereof, including by this Amendment. Further, each DST party hereto expressly acknowledges and ratifies the terms of the Credit Agreement, as amended, restated, supplemented or otherwise modified on or prior to the date hereof (including, but not limited to, the change in Borrower and extension of the Final Maturity Date to August 31, 2022), including (i) that certain Consent No. 1 to Second Amended and Restated Second Lien Credit Agreement, dated as of January 20, 2021 and effective as of September 30, 2020, (ii) that certain Amendment No. 1 to Second Amended and Restated Second Lien Credit Agreement, dated as of March 10, 2021, (iii) that certain Amendment No. 2 to Loan Documents, dated as of June 28, 2021, (iv) that certain Consent and Amendment No. 3 to Second Amended and Restated Second Lien Credit Agreement dated as of November 3, 2021 and effective as of July 15, 2021, (v) that certain Consent No. 2 to Second Amended and Restated Second Lien Credit Agreement dated as of March 24, 2022, (vi) that certain Consent and Amendment No. 4 to Second Amended and Restated Second Lien Credit Agreement dated as of March 24, 2022 and (v) this Amendment, and that the Obligations as modified by the foregoing and this Amendment continue to be (A) Guaranteed Obligations under the DST Guaranty, and (B) secured by the DST Security Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BENEFICIENT COMPANY HOLDINGS, L.P., as Borrower
By:	/s/ Greg W. Ezell
Name:	Greg W. Ezell
Title:	Authorized Signatory

THE BENEFICIENT COMPANY GROUP, L.P., as Parent
By:	/s/ James G. Silk
Name:	James G. Silk
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT]

HCLP NOMINEES, L.L.C., as the Lender, and as Senior Creditor and Subordinated Creditor under the Subordination Agreement
By:	CROSSMARK MASTER HOLDINGS, LLC, its Manager
By:	/s/ David Wickline
Name:	David Wickline
Title:	Manager

[SIGNATURE PAGE TO AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT]

Acknowledged, Ratified, and agreed as of the date hereof:

DSTs:

LT-1 CUSTODY TRUST

LT-2 CUSTODY TRUST

LT-3 CUSTODY TRUST

LT-4 CUSTODY TRUST

LT-5 CUSTODY TRUST

LT-6 CUSTODY TRUST

LT-7 CUSTODY TRUST

LT-8 CUSTODY TRUST

LT-9 CUSTODY TRUST

LT-12 CUSTODY TRUST

LT-14 CUSTODY TRUST

LT-15 CUSTODY TRUST

LT-16 CUSTODY TRUST

LT-17 CUSTODY TRUST

LT-18 CUSTODY TRUST

LT-19 CUSTODY TRUST

LT-20 CUSTODY TRUST

LT-21 CUSTODY TRUST

LT-22 CUSTODY TRUST

LT-23 CUSTODY TRUST

LT-24 CUSTODY TRUST

LT-25 CUSTODY TRUST

LT-26 CUSTODY TRUST

LT-27 CUSTODY TRUST

LT-28 CUSTODY TRUST

By:	/s/ John Stahl
Name:	John A. Stahl
Title:	Trustee of each of the following:
The LT-1 LiquidTrust, certificateholder of LT-1 Custody Trust
The LT-2 LiquidTrust, certificateholder of LT-2 Custody Trust
The LT-3 LiquidTrust, certificateholder of LT-3 Custody Trust
The LT-4 LiquidTrust, certificateholder of LT-4 Custody Trust
The LT-5 LiquidTrust, certificateholder of LT-5 Custody Trust
The LT-6 LiquidTrust, certificateholder of LT-6 Custody Trust
The LT-7 LiquidTrust, certificateholder of LT-7 Custody Trust
The LT-8 LiquidTrust, certificateholder of LT-8 Custody Trust
The LT-9 LiquidTrust, certificateholder of LT-9 Custody Trust
The LT-12 LiquidTrust, certificateholder of LT-12 Custody Trust
The LT-14 LiquidTrust, certificateholder of LT-14 Custody Trust
The LT-15 LiquidTrust, certificateholder of LT-15 Custody Trust
The LT-16 LiquidTrust, certificateholder of LT-16 Custody Trust
The LT-17 LiquidTrust, certificateholder of LT-17 Custody Trust
The LT-18 LiquidTrust, certificateholder of LT-18 Custody Trust
The LT-19 LiquidTrust, certificateholder of LT-19 Custody Trust
The LT-20 LiquidTrust, certificateholder of LT-20 Custody Trust
The LT-21 LiquidTrust, certificateholder of LT-21 Custody Trust
The LT-22 LiquidTrust, certificateholder of LT-22 Custody Trust
The LT-23 LiquidTrust, certificateholder of LT-23 Custody Trust
The LT-24 LiquidTrust, certificateholder of LT-24 Custody Trust
The LT-25 LiquidTrust, certificateholder of LT-25 Custody Trust
The LT-23 LiquidTrust, certificateholder of LT-23 Custody Trust
The LT-24 LiquidTrust, certificateholder of LT-24 Custody Trust
The LT-25 LiquidTrust, certificateholder of LT-25 Custody Trust
The LT-26 LiquidTrust, certificateholder of LT-26 Custody Trust
The LT-27 LiquidTrust, certificateholder of LT-27 Custody Trust
The LT-28 LiquidTrust, certificateholder of LT-28 Custody Trust

[AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT]

SUBSIDIARY GUARANTORS:

THE BENEFICIENT COMPANY GROUP (USA), L.L.C. By: Beneficient Company Holdings, L.P. its sole member By: /s/ James G. Silk Name: James G. Silk Title: Authorized Signatory	BEN LIQUIDITY, L.L.C. By: Beneficient Company Holdings, L.P. its sole member By: /s/ James G. Silk Name: James G. Silk Title: Authorized Signatory

BENEFICIENT CAPITAL COMPANY

HOLDINGS, L.P.

By: Beneficient Capital Holdings, L.L.C.,

its general partner

By: The Beneficient Company Group

(USA), L.L.C., its sole member

By: Beneficient Company Holdings, L.P.

its sole member

By: /s/ James G. Silk

Name: James G. Silk

Title: Authorized Signatory

BENEFICIENT CAPITAL HOLDINGS, L.L.C.

By: The Beneficient Company Group

(USA), L.L.C., its sole member

By: Beneficient Company Holdings, L.P.

its sole member

By: /s/ James G. Silk

Name: James G. Silk

Title: Authorized Signatory

BEN INSURANCE, L.L.C. By: Beneficient Company Holdings, L.P. its sole member By: /s/ James G. Silk Name: James G. Silk Title: Authorized Signatory

[AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT]

BENEFICIENT CAPITAL COMPANY, L.L.C.

By: Beneficient Capital Company Holdings, L.P.,

its sole member

By: Beneficient Capital Holdings, L.L.C.,

its general partner

By: The Beneficient Company Group

(USA), L.L.C., its sole member

By: Beneficient Company Holdings, L.P.

its sole member

By: /s/ James G. Silk

Name: James G. Silk

Title: Authorized Signatory

BENEFICIENT CAPITAL LENDING, L.L.C.

By: Beneficient Capital Company Holdings, L.P.,

its sole member

By: Beneficient Capital Holdings, L.L.C.,

its general partner

By: The Beneficient Company Group

(USA), L.L.C., its sole member

By: Beneficient Company Holdings, L.P.

its sole member

By: /s/ James G. Silk

Name: James G. Silk

Title: Authorized Signatory

PEN INDEMNITY MANAGEMENT, L.L.C.

By: The Beneficient Company Group

(USA), L.L.C., its sole member

By: Beneficient Company Holdings, L.P.

its sole member

By: /s/ James G. Silk

Name: James G. Silk

Title: Authorized Signatory

PEN INSURANCE HOLDINGS, L.P.

By: PEN Indemnity Management, L.L.C.,

its general partner

By: The Beneficient Company Group

(USA), L.L.C., its sole member

By: Beneficient Company Holdings, L.P.

its sole member

By: /s/ James G. Silk

Name: James G. Silk

Title: Authorized Signatory

[AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT]

EXHIBIT A

(See attached.)

[AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT]

EXHIBIT A

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN THIRD AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR AGREEMENT (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”), DATED AS OF AUGUST 13, 2020, AMONG HCLP NOMINEES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY (TOGETHER WITH ITS SUCCESSORS AND PERMITTED ASSIGNS), INDIVIDUALLY AS A SUBORDINATED CREDITOR AND AS SUBORDINATED CREDITOR REPRESENTATIVE, AND HCLP NOMINEES L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, INDIVIDUALLY AS A SENIOR CREDITOR AND AS SENIOR CREDITOR REPRESENTATIVE AND IN SUCH CAPACITY AS AGENT FOR THE SENIOR LENDERS REFERRED TO THEREIN (AND ITS SUCCESSORS AND ASSIGNS IN SUCH CAPACITY), TO THE SENIOR DEBT DESCRIBED IN THE SUBORDINATION AGREEMENT, AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE SUBORDINATION AGREEMENT AND THE TERMS OF THIS AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL.

SECOND AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT

Dated as of August 13, 2020,

among

BENEFICIENT COMPANY HOLDINGS, L.P.

as the Borrower,

HCLP NOMINEES, L.L.C.,

as the Lender,

and

THE BENEFICIENT COMPANY GROUP, L.P.

solely with respect to Sections 7.02 and 7.10

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		19

1.01	Defined Terms	19

1.02	Other Interpretive Provisions	40

1.03	Accounting Terms	41

1.04	Rounding	41

1.05	Times of Day	41

1.06	Divisions	41

1.07	Interest Rates; LIBOR Notification	41

1.08	Amendment and Restatement of the Existing Credit Agreement	42

ARTICLE II THE LOAN		42

2.01	Advances	42

2.02	Borrowing of the Advances	42

2.03	Prepayments; Cash Distributions	43

2.04	Release of Proceeds of Funding Trust Loans	44

2.05	Repayment of the Loan	45

2.06	Interest	46

2.07	[Reserved]	46

2.08	Computation of Interest and Fees	46

2.09	Evidence of Debt	46

2.10	Payments Generally	46

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		47

3.01	Taxes	47

3.02	[Reserved]	50

3.03	[Reserved]	50

3.04	Increased Costs	50

3.05	Mitigation of Obligations	51

3.06	Survival	51

ARTICLE IV CONDITIONS PRECEDENT TO BORROWINGS		51

4.01	Conditions to Effectiveness of the Original Credit Agreement	51

4.02	Conditions to Effectiveness of the Second Amended and Restated Credit Agreement	52

4.03	Conditions to Each Advance	53

ARTICLE V REPRESENTATIONS AND WARRANTIES		53

5.01	Existence, Qualification and Power	53

5.02	Authorization; No Contravention	54

5.03	Governmental Authorization; Other Consents	54

5.04	Binding Effect	54

5.05	Financial Statements; No Material Adverse Effect	54

5.06	Litigation	54

5.07	No Default	54

5.08	Ownership of Property; Liens	55

5.09	Taxes	55

5.10	ERISA Compliance	55

5.11	Margin Regulations; Investment Company Act	55

5.12	Disclosure	55

5.13	Compliance with Laws	56

5.14	Solvency	56

5.15	Anti-Corruption Laws and Sanctions	56

5.16	Senior Loan Documents	56

ARTICLE VI AFFIRMATIVE COVENANTS		57

6.01	Financial Statements	57

6.02	Certificates; Other Information	57

6.03	Notices	58

6.04	Payment of Taxes	58

6.05	Preservation of Existence, Etc.	58

6.06	Maintenance of Properties	59

6.07	Compliance with Laws	59

6.08	Books and Records	59

6.09	Inspection Rights	59

6.10	Use of Proceeds	59

6.11	Security Interests; Further Assurances	59

ARTICLE VII NEGATIVE COVENANTS		60

7.01	Liens	60

7.02	Beneficient Transactions	60

7.03	Indebtedness	61

7.04	Fundamental Changes	61

7.05	Dispositions	62

7.06	Restricted Payments	62

7.07	Transactions with Affiliates	62

7.08	Burdensome Agreements	62

7.09	Sanctions	63

7.10	Securities	63

7.11	[Reserved.]	63

7.12	[Reserved.]	63

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		63

8.01	Events of Default	63

8.02	Remedies Upon Event of Default	66

8.03	Application of Funds	66

ARTICLE IX MISCELLANEOUS		66

9.01	Amendments, Etc.	66

9.02	Notices; Effectiveness; Electronic Communications	67

9.03	No Waiver; Cumulative Remedies; Enforcement	68

9.04	Expenses; Indemnity; Damage Waiver	68

9.05	Payments Set Aside	69

9.06	Successors and Assigns	69

9.07	Treatment of Certain Information; Confidentiality	71

9.08	Right of Setoff	72

9.09	Interest Rate Limitation	72

9.10	Counterparts; Integration; Effectiveness	72

9.11	Survival of Representations and Warranties	72

9.12	Severability	73

9.13	[Reserved]	73

9.14	Governing Law; Jurisdiction; Etc.	73

9.15	Waiver of Jury Trial	74

9.16	No Advisory or Fiduciary Responsibility	74

9.17	Electronic Execution of Assignments and Certain Other Documents	74

9.18	USA PATRIOT Act.	75

9.19	Subordination	75

APPENDIX

1	Eligible Underlying Investment Criteria

SCHEDULES

1.01A	Trusts

1.01B	Underlying Investment Funds

7.01	Existing Liens

7.03	Existing Indebtedness

9.02	Certain Addresses for Notices

EXHIBITS

A	Form of Underlying Investment Fund Report

B	Tax Forms

C	Form of Loan Notice

SECOND AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT, dated as of August 13, 2020, as amended as of March 10, 2021, June 28, 2021, November 3, 2021 (effective as of July 15, 2021), March 24, 2022 and February 15, 2023, among:

(i)    BENEFICIENT COMPANY HOLDINGS, L.P., a Delaware limited partnership (“BCH”);

(ii)    HCLP NOMINEES, L.L.C., a Delaware limited liability company (the “Lender”); and

(iii)     THE BENEFICIENT COMPANY GROUP, L.P., a Delaware limited partnership (the “Parent”), solely with respect to Sections 7.02 and 7.10.

WITNESSETH:

WHEREAS, BCC and the Lender are currently party to the Amended and Restated Subordinated Credit Agreement dated on or about February 21, 2020 (as amended, supplemented or otherwise modified prior to the Second Amendment and Restatement Date, the “Existing Credit Agreement”); and

WHEREAS, BCC and the Lender wish to amend and restate the Existing Credit Agreement pursuant to and on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01    Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Account Control Agreement” shall mean an account control agreement or similar agreement, in form and substance reasonably acceptable to the Lender, pursuant to which the Lender obtains Control (as defined in the UCC) of each deposit account or securities account, as applicable, identified therein.

“Accrued Interest” means:

(a)    During any Interest Period, an amount which shall accrue on each calendar day on the outstanding amount of the Loan at a per annum rate equal to (x) prior to the Second Amendment and Restatement Date, (A) One Month Adjusted LIBOR for such Interest Period plus (B) the Spread and (y) on and after the Second Amendment and Restatement Date, (i) One Month Adjusted LIBOR for such Interest Period plus (ii) 8.0%; provided that if the Accrued Interest pursuant to this clause (y) is greater than 9.5%, the Accrued Interest shall be deemed to be 9.5% (except as provided otherwise by the following proviso); provided further, and notwithstanding the foregoing, for the period beginning with the Interest Consent Date and ending on the Fourth Amendment Effective Date, an amount which shall accrue on each calendar day on the outstanding amount of the Loan at a per annum rate equal to 10.5%.

(b)    Notwithstanding the foregoing, (i) upon the occurrence and during the continuance of an Event of Default, at Lender’s option and upon written notice to Borrower (or automatically upon any acceleration of the Obligations pursuant to Section 8.02), interest shall accrue on each calendar day on the outstanding amount of the Loan, after as well as before judgment, at a rate equal to 2.00% per annum plus the rate otherwise applicable to the Loan as provided in clause (a) or (c) of this definition; provided, that all interest accrued pursuant to this clause (b) shall be payable on demand.

(c)    Notwithstanding clause (a), if the Lender determines at any time (which determination shall be conclusive absent manifest error) that (i) adequate and reasonable means do not exist for ascertaining One Month Adjusted LIBOR for any Interest Period (including because LIBOR has ceased to exist) or that no such One Month Adjusted LIBOR or LIBOR rate exists, (ii) One Month Adjusted LIBOR will not adequately and fairly reflect the cost to the Lender of holding the Loan, (iii) the regulatory supervisor for the administrator of LIBOR has made a public announcement that LIBOR is no longer representative, (iv) any Law has made it unlawful for any relevant Governmental Authority has asserted that it is unlawful for the Lender or its Lending Office to determine or charge interest rates on the Loan based upon LIBOR or (v) any relevant Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, in each case, effective upon the Lender providing notice thereof to the Borrower until the circumstances giving rise to such notice no longer exist (which the Lender shall promptly confirm by notice to the Borrower), Accrued Interest shall accrue on each calendar day at a per annum rate equal to the Alternate Base Rate for such day plus 8.0%; provided, that if the Accrued Interest pursuant to this clause (c) is greater than 9.5%, the Accrued Interest shall be deemed to be 9.5%.

(d)    Accrued Interest shall be computed in respect of the Loan on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year).

(e)    LIBOR, One Month Adjusted LIBOR, and the Alternate Base Rate shall be determined by the Lender, and such determination shall be conclusive and binding absent manifest error.

“Acquisition Documents” means the Transaction Agreement, the Funding Trust Loan Agreements, the LiquidTrust Notes, the BCC Notes, the Purchase and Sale Agreement, the Economic Direction Agreement, each Seller Security Agreement and each document, instrument and agreement executed in connection therewith.

“Additional BCC Notes” means the promissory notes issued by BCC to each of The LT-9 LiquidTrust, The LT-12 LiquidTrust, The LT-13 LiquidTrust, The LT-14 LiquidTrust, The LT-15 LiquidTrust, The LT-16 LiquidTrust, The LT-17 LiquidTrust, The LT-18 LiquidTrust, The LT-19 LiquidTrust, The LT-20 LiquidTrust, The LT-21 LiquidTrust, The LT-22 LiquidTrust, The LT-23 LiquidTrust, The LT-24 LiquidTrust, the LT-25 LiquidTrust and The LT-26 LiquidTrust on or after December 31, 2017, pursuant to the Acquisition Documents.

“Additional LiquidTrust Notes” means the promissory notes issued by each of The LT-9 LiquidTrust, The LT-12 LiquidTrust, The LT-13 LiquidTrust, The LT-14 LiquidTrust, The LT-15 LiquidTrust, The LT-16 LiquidTrust, The LT-17 LiquidTrust, The LT-18 LiquidTrust, The LT-19 LiquidTrust, The LT-20 LiquidTrust, The LT-21 LiquidTrust, The LT-22 LiquidTrust, The LT-23 LiquidTrust, The LT-24 LiquidTrust, the LT-25 LiquidTrust and The LT-26 LiquidTrust to BCC on or after December 31, 2017, pursuant to the Acquisition Documents.

“Advance” has the meaning specified in Section 2.01.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Cash Receipts” shall mean, for any period, with respect to any Person, the sum, without duplication, of (i) the Consolidated Cash Net Income of such Person for such period, less capital expenditures, plus, (ii) all net cash proceeds of assets sales (including any sale of Equity Interests), issuances of debt or equity or equitable contributions, distributions from investments, insurance proceeds and payments of Indebtedness, leases or licenses, or any other cash payments or proceeds, received by such Person; provided, however, that such amount shall not include Exempted Funding Trust Proceeds.

“Agreement” means this Second Amended and Restated Second Lien Credit Agreement.

“Alternate Base Rate” means, for any date of determination, the greater of (a) the sum of (i) the Federal Funds Rate on such date plus (ii) one percent (1.00%) and (b) the positive difference, if any, between (i) the Prime Rate on such date less (ii) two and a half percent (2.50%).

“Amendment No. 2” means that certain Amendment No. 2 to Second Lien Loan Documents, dated as of the Amendment No. 2 Effective Date, by and among BCC, the Borrower, the Parent, GWG, GWG Life, GWG DLP Funding V Holdings, LLC, a Delaware limited liability company, and the Lender.

“Amendment No. 2 Effective Date” means June 24, 2021.

“Anti-Corruption Laws” means all Laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Appraisal Adjustment” means with respect to any Eligible Underlying Investment, an adjustment to the Market Value of such Eligible Underlying Investment made where the Lender uses a Third Party Appraisal of the “market value” of such Eligible Underlying Investment to determine such Eligible Underlying Investment’s Market Value in lieu of the value reported by the applicable Underlying Investment Fund’s general partner to its investors for a given period, where the Third Party Appraisal assessed the value of such Eligible Underlying Investment to be less than 80% of the value most recently reported by such Eligible Underlying Investment’s general partner to its investors.

“Approved Assignee” means any Lending Entity that is administered or managed by (a) the Lender, (b) an Affiliate of the Lender or (c) an entity or an Affiliate of an entity that administers or manages the Lender.

“Available Amount” means, at any time, the excess at such time of (a) prior to the expiration of the Commitment Period, an amount equal to (x) the least of (i) the Commitment and (ii) the Maintenance LTV Percentage multiplied by the Collateral Value, minus (with respect to each clause (i) and (ii)), (y) the Total Outstandings, and (b) after the expiration of the Commitment Period, an amount equal to zero.

“BCC” means Beneficient Capital Company II, L.L.C., a Delaware limited liability company (f/k/a Beneficient Capital Company, L.L.C.).

“BCC Notes” means the Original BCC Notes and the Additional BCC Notes.

“BCH” has the meaning specified in the preamble hereto.

“BEN Capital” means Beneficient Capital Lending, L.L.C. (f/k/a Ben Liquidity Holdings, L.L.C.), a Delaware limited liability company.

“BEN Fiduciary” means Beneficient Fiduciary Financial, L.L.C., a Kansas limited liability company.

“Beneficient Transactions” means (i) the “Beneficent Transactions” as defined in the Form 10-K filed by GWG with the Securities Exchange Commission for the fiscal year ended December 31, 2019, or any of the transactions contemplated thereby, related thereto or consummated in connection therewith, including with respect to any of the “Seller Trusts” as defined therein (or any payments or distributions made in connection with any of the foregoing other than, for the avoidance of doubt, (1) interest payments made on any debt securities held by the Seller Trusts or (2) distribution of proceeds following the sale of any debt or equity securities held by the Seller Trusts to third parties unaffiliated with the Borrower) or (ii) the CVR Contract dated as of September 1, 2017 (the “CVR Contract”), by and among MHT Financial, L.L.C., Highland Consolidated Business Holdings GP, L.L.C., the Parent, Beneficient Management, L.L.C., the Borrower, Highland Consolidated L.P. and BHI, as amended from time to time, and any agreement, acknowledgement or representation related to, or made in connection with, the CVR Contract.

“BHI” means Beneficient Holdings, Inc., a Delaware corporation.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means (i) prior to the Amendment No. 2 Effective Date, BCC and (ii) from and after the Amendment No. 2 Effective Date, BCH.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Change in Law” means the occurrence after the date of this Agreement (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 3.04(b), by the Lending Office of the Lender or by the Lender’s, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall be deemed to have occurred if:

(a)    the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent General Partner by Persons who were not named or nominated in the manner set forth in the Organization Documents of Parent General Partner as of the Closing Date;

(b)    Parent General Partner shall fail to be the sole general partner of Parent;

(c)    Parent shall fail to be the sole general partner of the Borrower;

(d)    the occurrence of an Issuer Voting Trigger Event (as defined as of May 15, 2020, by that certain Third Amended and Restated Limited Liability Company Agreement of Beneficient Management, L.L.C.) or any event that would result in the Borrower ceasing to be a consolidated subsidiary of GWG;

(e)     other than pursuant to a common stock exchange permitted by the Amended and Restated Certificate of Incorporation of GWG set out in Exhibit 99.1 to GWG’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2020, any “person” or “group” (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than such “person” or “group” directly or indirectly in Control of GWG, as of the Second Amendment and Restatement Date, (i) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Equity Interests in GWG (including through securities convertible into or exchangeable for such Equity Interests) representing more than 50% of the voting and/or economic interest of the Equity Interests in GWG (on a fully diluted basis), or (ii) otherwise has the ability, directly or indirectly, to elect a majority of the Board of Directors of GWG; or

(f)     any trust advisor to the Seller Trusts (as such term is defined in GWG’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on March 27, 2020), as of the Second Amendment and Restatement Date, ceasing to serve in such capacity, other than as approved in writing by the Lender (with such approval not to be unreasonably withheld, conditioned or delayed, including, without limitation, in the event of the death or disability of a trust advisor).

“Closing Date” means December 28, 2018.

“Collateral” means a collective reference to the right, title and interest in all property with respect to which Liens in favor of the Lender are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents. For the avoidance of doubt, “Collateral” shall not include any Underlying Investment Fund that becomes subject to a Severed EDA (as defined in the Economic Direction Agreement).

“Collateral Documents” means a collective reference to the Security Agreement, the DST Security Agreement, each Account Control Agreement, and any other security documents as may be executed and delivered by the Borrower, any Subsidiary Guarantor and/or the DSTs pursuant to the Loan Documents.

“Collateral Value” means, as of any date of determination, an amount equal to the aggregate sum of the Market Values of all Eligible Underlying Investments as of such date (provided, that, for the avoidance of doubt, no Funding Trust, Funding Trust Loan Agreement or DST shall be included in determining the Collateral Value hereunder unless such Funding Trust, Funding Trust Loan Agreement or DST, as applicable, (i) is listed on Schedule 1.01A (as such schedule may be updated from time to time in accordance herewith)) and (ii) otherwise qualifies pursuant to the terms and requirements of this agreement.

“Collective Trust” means a trust organized under the laws of Texas identified as a “Collective Trust” on Schedule 1.01A hereto, as such schedule may be updated from time to time upon written notice by the Borrower to the Lender and approval in writing by the Lender.

“Commercial Loan Agreement” means the commercial loan agreement dated as of August 10, 2018, between the Parent and GWG Life.

“Commitment” means the Lender’s obligation to make Advances to the Borrower pursuant to Section 2.01, as such commitment may be reduced from time to time pursuant to Section 2.05. The initial amount of the Commitment as of the Closing Date is $72,000,000. After the expiration of the Commitment Period, the Commitment will be zero.

“Commitment Period” means the period from and including the Closing Date to the earliest of (a) the Initial Proceeds Date and (b) the date of termination of the Commitment of the Lender to make Advances pursuant to Section 8.02.

“Completion Date” means December 28, 2018.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consent” means that certain Consent No. 1 to Second Amended and Restated Second Lien Credit Agreement, dated as of January 20, 2021 and effective as of September 30, 2020, by and between BCC, the Borrower and the Lender. For avoidance of doubt, the consents set forth therein shall remain effective after the execution of Amendment No. 2.

“Consolidated Cash Net Income” shall mean, for any period, with respect to any Person, the consolidated cash net income (or cash net loss) of such Person and its Subsidiaries and Affiliates, determined on a consolidated basis. The cash items in this calculation include cash receipts of all fees, interest, return on investment and any other income items less cash disbursements for all operating expenses, interest expenses and any other expense items.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (whether effected pursuant to a Division or otherwise) of any property comprising Collateral or other assets by the Borrower.

“Dividing Person” has the meaning specified in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollar” and “$” mean lawful money of the United States.

“DST” means a Delaware statutory trust identified as a “DST” on Schedule 1.01A hereto, as such schedule may be updated from time to time upon written notice by the Borrower to the Lender and approval in writing by the Lender.

“DST Default” means, with respect to any DST, the occurrence of any of the following:

(a)    such DST fails to perform or observe any covenant or agreement contained in any Loan Document on its part to be performed or observed and such failure shall continue unremedied or unwaived for thirty (30) days after the earlier of the date that such DST (i) knows or should have known of such breach or (ii) has received notice thereof by the Lender;

(b)    any representation, warranty, certification or statement of fact made or deemed made by or on behalf of such DST in any Loan Document shall be incorrect or misleading in any respect with respect to representations, warranties, certifications and statements of fact containing qualifications as to materiality or incorrect or misleading in any material respect with respect to representations, warranties, certifications and statements of facts without qualifications as to materiality when so made or deemed to be made; or

(c)    any provision of any Loan Document to which such DST is a party, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect or ceases to give the Lender any material part of the Liens purported to be created thereby; or such DST or any other affiliated Person contests in any manner the validity or enforceability of any provision of any Loan Document to which such DST is a party; or such DST denies that it has any or further liability or obligation under any provision of any Loan Document to which it is a party, or purports to revoke, terminate or rescind any such Loan Document.

“DST Guaranty” means the guaranty, dated as of June 10, 2020 and effective as of February 21, 2020, executed in favor of the Lender by each of the DSTs, as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms hereof and thereof.

“DST Security Agreement” means the security and pledge agreement, dated as of the Second Amendment and Restatement Date, executed in favor of the Lender by the DSTs, as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms hereof and thereof.

“Economic Direction Agreement” means each Economic Direction Agreement, entered into from time to time among the persons party thereto as Sellers (the “Sellers”), the persons party thereto as Seller GPs, as applicable, MHT Financial, LLC, the Trusts party thereto and the Lender.

“Eligible Underlying Investment” means, as of any date of determination, an investment in an Underlying Investment Fund, to the extent such investment satisfies all of the criteria set forth on Appendix 1 at such time.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414 of the Internal Revenue Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, and the regulations promulgated and the rulings issued thereunder.

“Exchange Transactions” has the meaning assigned to such term in the Consent.

“Exchange Trust” means a trust identified as an “Exchange Trust” on Schedule 1.01A hereto, as such schedule may be updated from time to time upon written notice by the Borrower to the Lender and approval in writing by the Lender.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of or having its principal office or, in the case of the Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of the Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in the Loan or Commitment pursuant to a law in effect on the date on which (i) the Lender acquires such interest in the Loan or Commitment or (ii) the Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to the Lender’s assignor immediately before the Lender became a party hereto or to the Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(d) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Exempted Funding Trust Proceeds” any proceeds received on the Funding Trust Loans with The LT-1 Funding Trust, The LT-2 Funding Trust, The LT-5 Funding Trust, The LT-7 Funding Trust, the LT-8 Funding Trust and the LT-9 Funding Trust prior to May 31, 2020 in an amount not to exceed $65,000,000.

“Existing Credit Agreement” has the meaning specified in the preamble.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day; provided further that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fifth Amendment Effective Date” means February 15, 2023.

“Final Maturity Date” means August 31, 2023.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Fourth Amendment” means that certain Consent and Amendment No. 4 to Second Amended and Restated Second Lien Credit Agreement dated as of March 24, 2022 by and among the Borrower, the Parent, Lender, and the other parties thereto.

“Fourth Amendment Effective Date” means March 24, 2022.

“Funding Trust” means a trust organized under the laws of Texas identified as a “Funding Trust” on Schedule 1.01A hereto (provided that, any additional “Funding Trust” may be added with the written approval of the Lender or, if the Lender shall request in writing any amendments, modifications or supplements to the trust documentation of any Funding Trust reasonably determined by the Lender as necessary to secure the required repayment of any Total Outstandings and such amendment, modification or supplement is not made within such reasonable period as may be specified by the Lender, such “Funding Trust” may be removed by written notice from the Lender to the Borrower).

“Funding Trust Loan Agreement” means each Demand Loan and Security Agreement or Loan and Security Agreement between the Borrower and/or any Subsidiary Guarantor (whether originally or by assignment or other transfer) (and/or any other Person by assignment or other transfer not in violation of this Agreement), on the one hand, and the Trustee(s) of a Funding Trust, on the other hand, set forth on Schedule 1.01A hereto, as such schedule may be updated from time to time upon written notice by the Borrower to the Lender and approval in writing (for avoidance of doubt, such approval may be provided via email) by the Lender; provided, for the avoidance of doubt, that any assignment or transfer in violation of this Agreement shall not remove such Funding Trust Loan Agreement from any grant of Collateral under the Security Agreement or the DST Security Agreements.

“Funding Trust Loans” means the loans made by the Borrower, New BCC, PEN and/or any other Person to the Funding Trusts on the Closing Date, and from time to time thereafter, pursuant to the Funding Trust Loan Agreements.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to repay (or advance or supply funds for the repayment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien) but limited to the fair market value of such asset; provided that for the avoidance of doubt, (i) uncalled capital commitments, (ii) endorsements of instruments for deposit or collection in the ordinary course of business and (iii) customary indemnity and similar provisions entered into in the ordinary course of business, shall, in each case, not be deemed a “Guarantee”. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranty Agreement” means that certain Guaranty Agreement, dated as of February 15, 2023, by the Subsidiary Guarantors in favor and for the benefit of Lender, as amended, restated, supplemented, or otherwise modified from time to time.

“GWG” means GWG Holdings, Inc., a Delaware corporation.

“GWG Life” means GWG Life, LLC, a Delaware limited liability company.

“GWG Note” means the Promissory Note dated as of May 31, 2019, made by Jeffrey S. Hinkle and John A. Stahl, as trustees of The LT-1 LiquidTrust, The LT-2 LiquidTrust, The LT-5 LiquidTrust, The LT-7 LiquidTrust, The LT-8 LiquidTrust and The LT-9 LiquidTrust, each a Texas common law trust, payable to the order of GWG Life, LLC, in the principal amount of $65,000,000 (as may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified and in effect from time to time).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)    all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)    indebtedness evidenced by the Senior Credit Agreement or the other Senior Loan Documents in aggregate principal amount not to exceed the amount permitted under the Subordination Agreement, in each case so long as such indebtedness is permitted and subject to the Subordination Agreement;

(c)    the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(d)    all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable and accrued obligations in the ordinary course of business);

(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)    all obligations to purchase, redeem, retire or defease any Equity Interests (valued in the case of a redeemable preferred interest at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends) prior to the Scheduled Maturity Date;

(g)    without duplication, all Guarantees with respect to Indebtedness of the types specified in clauses (a) through (f) above of another Person; and

(h)    all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent that such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 9.04(b).

“Information” has the meaning specified in Section 9.07.

“Initial Advance” means the Advance made on the Closing Date.

“Initial Advance Amount” means $72,000,000.

“Initial Proceeds Date” means the initial date on which any DST shall receive any proceeds from any distributions and other amounts received from any Underlying Investment Fund, including any disbursement of such proceeds to such DST from a Seller Account, in each case in accordance with the Economic Direction Agreement.

“Interest Consent Date” has the meaning set forth in the Fourth Amendment.

“Interest Payment Date” means the fifteenth (15th) day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day).

“Interest Period” means (a) initially, the period from the Closing Date to the first Interest Payment Date hereunder and (b) thereafter, each period from an Interest Payment Date to the next occurring Interest Payment Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the preamble hereto.

“Lending Entity” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Lending Office” means the office or offices of the Lender at which the Lender funds or books its interest in the Loan hereunder.

“LIBOR” means, with respect to any interest period, the London interbank offered rate for Dollars for such interest period administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) that appears on the display page for “ICE Benchmark Administration Interest Settlement Rates” on that day or, if such rate does not appear on the above mentioned Bloomberg page, as such rate appears on another major pricing service (“the LIBOR Screen Rate”) as of 11:00 a.m., London time on the date two London Banking Days preceding such interest period; provided that if the LIBOR Screen Rate determined in accordance with the foregoing shall be less than 1.00% at any time, such rate shall be deemed to be 1.00% at such time for purposes of this Agreement.

“LIBOR Screen Rate” has the meaning specified in the definition of “LIBOR” above.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease (other than true leases) having substantially the same economic effect as any of the foregoing).

“LiquidTrust” means a trust organized under the laws of Texas identified as a “LiquidTrust” on Schedule 1.01A hereto, as such schedule may be updated from time to time upon written notice by the Borrower to the Lender and approval in writing by the Lender.

“LiquidTrust Notes” means the Original LiquidTrust Notes and the Additional LiquidTrust Notes.

“Loan” means, collectively, (i) each of the outstanding Advances made hereunder, plus (ii) any outstanding PIK Amount.

“Loan Documents” means this Agreement, each Collateral Document, the Guaranty Agreement, the DST Guaranty, to the extent the Senior Lender is acting as perfection agent on behalf of the Lender, the Senior Loan Documents, the Subordination Agreement and any other agreement, instrument or document (including any financing statement) delivered in connection herewith or therewith.

“Loan Notice” means a notice of a borrowing of an Advance, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit C.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“LTV Percentage” means, at any time, the quotient (expressed as a percentage) of (a) the Total Outstandings divided by (b) the Collateral Value.

“Maintenance LTV Percentage” means 40%.

“Mandatory Prepayment Event” has the meaning specified in Section 2.03(b)(i).

“Market Value” means, with respect to any Eligible Underlying Investment at any time, the value of such Eligible Underlying Investment determined from the net asset value for such Eligible Underlying Investment (as of the most recent Monthly Measurement Date for which information has been provided by the Borrower), adjusted to reflect: (i) any Appraisal Adjustment applicable to such Eligible Underlying Investment at such time and (ii) adjustments to account for Underlying Fund Contributions and Underlying Fund Distributions.

“Master Term Sheet” means the Binding Term Sheet to Amend the Credit Agreement dated as of May 15, 2020, among BCC, the Lender, BHI, GWG and GWG Life.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, actual liabilities, contingent liabilities that are reasonably likely to occur, or financial condition of the Borrower; (b) a material impairment of the rights and remedies of the Lender under any Loan Document; (c) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document; or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document.

“Material Indebtedness” means the Senior Obligations and any Indebtedness (other than Indebtedness arising under the Loan Documents) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount.

“Maximum LTV Percentage” means 50%.

“Monthly Measurement Date” means the relevant measurement date for an Underlying Investment Fund Report delivered pursuant to Section 6.02(a).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“New BCC” means Beneficient Capital Company, L.L.C., a Delaware limited liability company.

“Note” has the meaning specified in Section 2.09.

“NPC-A” means a Preferred Series A Sub Class 1 Unit Account of the Borrower.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower, each Subsidiary Guarantor, and the DSTs arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“One Month Adjusted LIBOR” means an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) LIBOR for an interest period of one month multiplied by (b) the Statutory Reserve Rate (if any).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original BCC Notes” means the promissory notes issued by BCC to each of The LT-1 LiquidTrust, The LT-2 LiquidTrust, The LT-3 LiquidTrust, The LT-4 LiquidTrust, The LT-5 LiquidTrust, The LT-6 LiquidTrust, The LT-7 LiquidTrust and The LT-8 LiquidTrust on September 1, 2017 pursuant to the Acquisition Documents in an aggregate initial outstanding principal balance of no greater than $11,200,633.

“Original Credit Agreement” means the Credit Agreement dated as of December 28, 2018, between the Borrower and the Lender.

“Original LiquidTrust Notes” means the promissory notes issued by each of The LT-1 LiquidTrust, The LT-2 LiquidTrust, The LT-3 LiquidTrust, The LT-4 LiquidTrust, The LT-5 LiquidTrust, The LT-6 LiquidTrust, The LT-7 LiquidTrust and The LT-8 LiquidTrust to BCC on September 1, 2017 pursuant to the Acquisition Documents in an aggregate initial outstanding principal balance of no greater than $11,200,633.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.05).

“Outstanding Amount” means, on any date, the aggregate outstanding principal amount of the Loan after giving effect to all Accrued Interest compounded thereon and any prepayments or repayments of the Loan occurring on such date.

“Paid in Full” means “Paid in Full” as defined in the Subordination Agreement.

“Parent” has the meaning specified in the preamble hereto.

“Parent General Partner” means Beneficient Management, L.L.C., a Delaware limited liability company.

“Participant” has the meaning specified in Section 9.06(d).

“Participant Register” has the meaning specified in Section 9.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“PEN” means PEN Insurance Holdings, L.P., a Delaware limited partnership.

“Permitted Encumbrances” means:

(a)    Liens imposed by law for taxes, assessments and other governmental charges that are not yet due or have not been delinquent for in excess of ninety (90) days, or are being contested in compliance with Section 6.04;

(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or which are being contested in compliance with Section 6.04;

(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)    Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.01(h);

(f)    Liens arising solely by virtue of any statutory or common law provision relating to bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with a creditor depository institution;

(g)    easements, zoning restrictions, zoning by-laws, municipal by-laws and regulations, development agreements, site plan agreements, municipal agreements, encroachment agreements, restrictive covenants and other restrictions, reservations, covenants, conditions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower; and

(h)    title defects, encroachments or irregularities which are of a minor nature and which in the aggregate do not materially impair the value of any real property or the use of the affected property for the purpose for which it is used by that Person;

provided, that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Liens” means, at any time, Liens on property and assets of the Borrower permitted to exist as of such time pursuant to the terms of Section 7.01.

“Permitted Trust Liens” means (a) Liens imposed by law for taxes, assessments and other governmental charges that are not yet due or have not been delinquent for in excess of ninety (90) days, or are being contested in accordance with the Loan Documents, (b) Liens arising under the Loan Documents or the Senior Loan Documents and (c) Liens arising under the Acquisition Documents.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Amount” means, as of any date of determination, the amount of the Third Amendment Fee that has been paid-in-kind.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Premium” means, with respect to any prepayment of the Loan, an amount equal to the product of (x) 8.0%, (y) the principal amount of such prepayment and (z) the lesser of (i) 1.50 and (ii)(A) the number of days remaining until the Scheduled Maturity Date divided by (B) 365.

“Prime Rate” means the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the prime rate in the United States as last quoted in such source as the Lender shall reasonably select.

“Purchase and Sale Agreement” means that certain Purchase and Sale Agreement among the Sellers and MHT Financial, LLC.

“Recipient” means the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder.

“Register” has the meaning specified in Section 9.06(e).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release Conditions” means, at any time, (a) no Default has occurred and is continuing and (b) the LTV Percentage is less than the Release LTV Percentage (after giving effect to any prepayment of the Loan on such date).

“Release LTV Percentage” means 35%.

“Responsible Officer” means the chief executive officer, president, managing member, general partner, chief financial officer, treasurer, assistant treasurer or controller of the Borrower, and, solely for purposes of the delivery of incumbency certificates, the secretary or any assistant secretary of the Borrower or the general partner of the Borrower (or its general partner), and, solely for purposes of notices given pursuant to Article II, any other officer of the Borrower or the general partner of the Borrower (or its general partner) so designated by any of the foregoing Persons in a notice to the Lender. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Sanctioned Country” means, at any time, a country, region or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council or the European Union, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Scheduled Maturity Date” means August 31, 2023.

“Second Amendment and Restatement Date” means August 13, 2020.

“Security Agreement” means that certain Amended and Restated Security Agreement, dated as of February 15, 2023, executed in favor of the Lender by the Borrower and the other grantors party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Seller Account” means a “Specified Account” as defined in the Economic Direction Agreement.

“Seller Security Agreement” means each security and pledge agreement executed by a Seller in favor of the Lender pursuant to the Economic Direction Agreement.

“Sellers” has the meaning specified in the definition of “Economic Direction Agreement”.

“Senior Account Control Agreement” means an “Account Control Agreement” as defined in the Senior Credit Agreement.

“Senior Credit Agreement” means that certain Second Amended and Restated Credit Agreement by and among Borrower (as successor to BCC) and Senior Lender, dated as of August 13, 2020, as amended, restated, supplemented or otherwise modified from time to time not in violation of the Subordination Agreement.

“Senior Lender” means the “Lender” as defined in the Senior Credit Agreement.

“Senior Loan Documents” means “Loan Documents” as defined in the Senior Credit Agreement.

“Senior Obligations” means “Obligations” as defined in the Senior Credit Agreement.

“Senior Loan” means “Loan” as defined in the Senior Credit Agreement.

“Senior NPC-A” means a Preferred Series A Sub Class 0 Unit Account of the Borrower.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they become absolute and mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they become absolute and mature in the ordinary course of business, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital, (d) the sum of the fair saleable value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, as such liabilities become absolute and matured, (e) the sum of present fair salable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured and (f) such Person does not intend, in any transaction, to defraud either present or future creditors or any other person to which such Person is or will become, through such transaction, indebted. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spread” means 3.95% per annum.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Lender is subject with respect to LIBOR, for eurocurrency funding

(currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. The Loan shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under such Regulation D or any comparable regulation to the extent the interest rate for the Loan is determined by reference to LIBOR. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. If the Statutory Reserve Rate determined in accordance with the foregoing shall be less than one (1) at any time, such rate shall be deemed to be one (1) at such time for purposes of this Agreement.

“Subordination Agreement” means the Third Amended and Restated Subordination and Intercreditor Agreement dated as of August 13, 2020, as amended, restated, supplemented or otherwise modified from time to time, which amended and restated that certain Second Amended and Restated Subordination and Intercreditor Agreement dated on or about February 21, 2020 between Lender and Senior Lender, as amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the outstanding shares of Equity Interests having ordinary voting power for the election of directors or equivalent governing body (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantors” means, in singular or the plural, each of (i) The Beneficient Company Group (USA), L.L.C., a Delaware limited liability company, (ii) Ben Liquidity, L.L.C., a Delaware limited liability company, (iii) Beneficient Capital Holdings, L.L.C., a Delaware limited liability company, (iv) Beneficient Capital Company Holdings, L.P., a Delaware limited partnership, (v) BEN Capital, (vi) New BCC, (vii) Ben Insurance, L.L.C., a Delaware limited liability company, (viii) PEN, (ix) PEN Indemnity Management, L.L.C., a Delaware limited liability company, and (x) each other subsidiary of the Borrower from time to time party to the Guaranty Agreement as a guarantor.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Amendment Fee” has the meaning set forth in the Fourth Amendment.

“Third Party Appraisal” means an appraisal performed by a Third Party Appraiser, at the Lender’s sole cost, to assess the fair market value of an Eligible Underlying Investment for purposes of determining whether to make an Appraisal Adjustment to the Market Value of such Eligible Underlying Investment.

“Third Party Appraiser” means an industry recognized appraising agent experienced in the valuation of private equity funds selected by the Lender in its reasonable discretion.

“Threshold Amount” means, with respect to the Borrower, the greater of (i) 5.0% of the total assets thereof and (ii) $20,000,000.

“Total Outstandings” means the aggregate Outstanding Amount and any other accrued and unpaid amounts due under the Loan Documents.

“Transaction Agreement” means that certain Transaction Agreement, dated as of September 1, 2017, among the Sellers, the Borrower, MHT Financial, L.L.C. and the other parties thereto.

“Trust Adverse Event” means, with respect to any Trust, the occurrence of any of the following:

(a)    such Trust shall incur any Indebtedness (other than (i) in the case of any Funding Trust, its respective Funding Trust Loans and (ii) in the case of any LiquidTrust, its respective LiquidTrust Note);

(b)    such Trust engages, at any time in any business other (i) in the case of any Funding Trust, holding investments in Collective Trusts (and similar trusts), (ii) in the case of any Collective Trust, holding investments in LiquidTrusts (and similar trusts), (iii) in the case of any LiquidTrust or Exchange Trust, holding investments in DSTs (and similar trusts), (iv) in the case of any DST, holding investments in Underlying Investment Funds (and similar funds and co-investment vehicles), (v) the transactions contemplated by the Acquisition Documents and (vi) the Exchange Transactions;

(c)    such Trust merges into or consolidates, or permits to merge into or consolidate with it, any Person;

(d)    such Trust enters into any amendment or modification of any of its Organization Documents that could adversely affect the Lender, as determined in the reasonable good faith discretion of the Lender;

(e)    such Trust shall at any time fail to do any of the following (and, except with respect to clause (i) below as to legal existence, such failure shall continue for a period of thirty (30) days after (y) such Trust knows or should have known of such failure or (y) such Trust or the Borrower has received written notice thereof from such Lender):

(i)    maintain its legal existence and (as applicable) good standing under the Laws of the jurisdiction of its organization;

(ii)    take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Trust Material Adverse Effect;

(iii)    pay and discharge as the same shall become due and payable all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Trust;

(iv)    comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Trust Material Adverse Effect; or

(v)    (A) comply in all material respects with its obligations under the Acquisition Documents and (B) use commercially reasonable efforts to enforce the obligations of the Sellers under the Acquisition Documents;

(f)    such Trust institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Trust and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to such Trust or to all or any material part of its property is instituted without the consent of such Trust and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding;

(g)    (i) such Trust becomes unable or admits in writing its inability or fails generally to pay its debts as they become due and payable, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of such Trust and is not released, vacated or fully bonded within thirty days after its issue or levy;

(h)    in the case of any DST, such DST shall have failed to fund any capital call obligation made on such DST by any Underlying Investment Fund in which such DST is invested within ten (10) Business Days after the date such DST receives notice that such obligation has not been paid unless such DST is contesting the validity of such capital call in good faith based on the terms of the applicable limited partnership agreement or limited liability company agreement; provided, that in the event such DST contests the validity of a capital call obligation in good faith, the Borrower must provide the Lender evidence of such good faith claim with particularity with reference to the applicable limited partnership agreement or limited liability company agreement, and provided, further, that any failure under this clause (h) shall not be deemed continuing if such DST subsequently funds such capital call.

“Trust Material Adverse Effect” means, with respect to any Trust, (a) a material adverse change in, or a material adverse effect upon, (i) the operations, business, properties, actual liabilities, contingent liabilities that are reasonably likely to occur, or financial condition of such Trust; (b) a material impairment of the rights and remedies of the Lender under any Loan Document; (c) a material impairment of the ability of any DST to perform its obligations under any Loan Document; or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any DST of any Loan Document.

“Trusts” means, collectively, the Funding Trusts, the Collective Trusts, the LiquidTrusts, the DSTs and the Exchange Trusts.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Underlying Fund Contributions” means, as of any date of determination, the aggregate absolute value of all cash contributed by the DSTs (or, as applicable, the Sellers) to each Underlying Investment Fund during the period from the most recent Monthly Measurement Date for which net asset value information has been provided by the Borrower until such date.

“Underlying Fund Distributions” means the aggregate absolute value of all cash distributed by each Underlying Investment Fund to the DSTs (or, as applicable, the Sellers) during the period from the most recent Monthly Measurement Date for which net asset value information has been provided by the Borrower until such date.

“Underlying Investment Fund” means a fund or co-investment vehicle set forth on Schedule 1.01B hereto in which any DST has an interest, as such schedule may be updated from time to time upon written notice by the Borrower to the Lender and approval in writing by the Lender.

“Underlying Investment Fund Report” means a certificate substantially in the form of Exhibit A.

“United States” and “U.S.” mean the United States of America.

“Upfront Fee” has the meaning specified in Section 2.07 hereof.

“Upfront Fee Rate” means 1.00%.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(d)(ii) hereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.02    Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all assets and properties, tangible and intangible, real and personal, including cash, securities, accounts and contract rights.

(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03    Accounting Terms.

(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.

(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04    Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05    Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06    Divisions.

For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its capital stock or similar equity interests at such time.

1.07    Interest Rates; LIBOR Notification.

The interest rate on a Loan denominated in U.S. Dollars may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable Laws, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark

Administration, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on LIBOR Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate.

1.08 Amendment	and Restatement of the Existing Credit Agreement.

The terms and provisions of the Existing Credit Agreement shall be deemed to be, and hereby are, amended, superseded and restated in their entirety, with effect as of the Second Amendment and Restatement Date, by the terms and provisions of this Agreement. This Agreement is not intended to be, and shall not constitute, a novation. All Loans made, and Obligations incurred, under the Existing Credit Agreement which are outstanding on the Second Amendment and Restatement Date, shall continue as the Loan and Obligations, respectively, under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness of the amendment and restatement contemplated hereby, (i) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to this Agreement and the Loan Documents and (ii) the “Loan” (as defined in the Existing Credit Agreement) shall be redesignated as the Loan hereunder.

ARTICLE II

THE LOAN

2.01    Advances.

Subject to the terms and conditions set forth herein, the Lender agrees to make advances (each, an “Advance”) from time to time during the Commitment Period to the Borrower in Dollars in an aggregate amount not to exceed at any time outstanding the amount of the Commitment. On the Closing Date, the Lender agrees to make the Initial Advance to the Borrower in an amount equal to the Initial Advance Amount. Once any portion of the Loan is repaid under this Agreement (including prepayments under Section 2.03), it may not be reborrowed.

2.02    Borrowing of the Advances.

(a)    Each Advance shall be made upon the Borrower’s irrevocable written notice in the form of a Loan Notice, appropriately completed and duly signed by a Responsible Officer and delivered to the Lender. Each such Loan Notice (other than with respect to the Initial Advance) must be received by the Lender not later than 11:00 a.m. (New York time) two (2) Business Days prior to the requested date of any Advance. Each Loan Notice shall be accompanied by an Underlying Investment Fund Report and shall specify (i) the requested date of the Advance (which shall be a Business Day) and (ii) the principal amount of the Advance to be borrowed, which shall be in a principal amount of $200,000 or a whole multiple of $100,000 in excess thereof or, if less, in an amount equal to the remaining Commitment.

(b)    Following receipt of a Loan Notice, and upon satisfaction of the applicable conditions set forth in Section 4.03 (and, if such Advance is the Initial Advance, Section 4.01), the Lender shall make the amount of the Advance available to the Borrower by wire transfer of such funds to such account as shall be specified by the Borrower and reasonably acceptable to the Lender; provided, that the parties hereto agree that the Initial Advance Amount may be made available to the Borrower in book-entry form.

2.03    Prepayments; Cash Distributions.

(a)    Voluntary Prepayments of the Loan. If the Senior Obligations have been Paid in Full and otherwise satisfied pursuant to the terms and conditions set forth in the Subordination Agreement, the Borrower may, upon notice from the Borrower to the Lender, at any time or from time to time voluntarily prepay the Loan in whole or in part, subject to the Prepayment Premium; provided, that (i) no Prepayment Premium shall apply to any prepayment made from proceeds of cash distributions from Underlying Investment Funds and (ii) the aggregate Prepayment Premiums paid by the Borrower hereunder shall not exceed, in the aggregate, an amount equal to 1.0% of $72,000,000. With respect to any voluntary prepayment, (A) the Borrower’s notice of such prepayment must (i) be received by the Lender not later than 1:00 p.m. three (3) Business Days prior to any date of prepayment of the Loan and (ii) specify the Prepayment Premium, if any, applicable thereto; and (B) any such prepayment of the Loan (other than a prepayment pursuant to Section 2.04) shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. The payment amount specified in such notice shall be due and payable on the date specified therein.

(b)    Mandatory Prepayments of the Loan.

(i)    If the Senior Obligations have been Paid in Full and otherwise satisfied pursuant to the terms and conditions set forth in the Subordination Agreement, then if at any time after the Completion Date the LTV Percentage exceeds the Maximum LTV Percentage (a “Mandatory Prepayment Event”), the Borrower shall prepay the Loan in an amount sufficient to reduce the LTV Percentage to the Maintenance LTV Percentage (the amount required to so reduce the LTV Percentage shall be determined on the initial date of such excess) within ninety (90) days (or, if the LTV Percentage exceeds 60.0%, thirty (30) days) after the occurrence of such excess; provided, that (A) within thirty (30) business days of such Mandatory Prepayment Event, the Borrower shall submit a plan acceptable to Lender in its reasonable discretion with respect to demands for payment under the Funding Trust Loans and Disposal by the DSTs of Equity Interests of Underlying Investment Funds and (B) within seventy-five (75) days of such Mandatory Prepayment Event, the applicable DSTs shall have entered into purchase and sale agreements with respect thereto with a buyer acceptable to Lender in its reasonable discretion.

(ii)    If the Senior Obligations have been Paid in Full and otherwise satisfied pursuant to the terms and conditions set forth in the Subordination Agreement, then if at any time prior to the expiration of the Commitment Period, the Total Outstandings exceed the Commitment, the Borrower shall prepay the Loan in an amount sufficient to reduce the Total Outstandings to an amount less than the Commitment within fifteen (15) days after the occurrence of such excess.

(iii)    If the Senior Obligations have been Paid in Full and otherwise satisfied pursuant to the terms and conditions set forth in the Subordination Agreement, on the Initial Proceeds Date, the Borrower shall prepay the Loan in an amount equal to $25,000,000 (net of any prepayment of the Loan made pursuant to Section 2.04(a) on such date).

(iv)    If the Senior Obligations have been Paid in Full and otherwise satisfied pursuant to the terms and conditions set forth in the Subordination Agreement, commencing on January 1, 2019 and calculated monthly, unless waived in writing by the Lender, the Borrower shall, with respect to each calendar month, prepay the Loan on the Interest Payment Date following such calendar month, in an amount (not to exceed $30,000,000 for any calendar month) equal to (A) the sum of (x) the beginning of the month cash and cash equivalents balances of the Borrower and all of its Affiliates but excluding Exempted Funding Trust Proceeds and any regulatory capital required by regulators, plus (y) the Aggregate Cash Receipts of the Borrower for such month plus, without duplication, (z) the Aggregate Cash Receipts of each of its

Affiliates (excluding, for the avoidance of doubt and without any implication to the contrary, any Funding Trust, Collective Trust, LiquidTrust or Exchange Trust), less (B) $25,000,000; provided, however, that (I) equity contributions by any party to the Borrower or any of its Affiliates shall not be included in the Aggregate Cash Receipts of the Borrower or any of its Affiliates for purposes of this Section 2.03(b)(iv) until such equity contributions shall be equal to or greater than $50,000,000 in the aggregate since January 1, 2019.

(v)    The provisions of this Section 2.03(b) shall not apply to any Exempted Funding Trust Proceeds.

2.04    Release of Proceeds of Funding Trust Loans.

(a)    The Borrower shall cause all proceeds of the Funding Trust Loans to be paid to a deposit account of Borrower subject to an Account Control Agreement (or, if applicable, a Senior Account Control Agreement).

(b)    If the Senior Obligations have been Paid in Full and otherwise satisfied pursuant to the terms and conditions set forth in the Subordination Agreement, upon receipt by the Borrower, New BCC or PEN (or any other Person that is a holder of Funding Trust Loans not in violation of this Agreement) of any proceeds of the Funding Trust Loans (other than Exempted Funding Trust Proceeds), the Borrower shall cause (or shall cause New BCC, PEN or such other Person to cause, as applicable) an amount equal to the amount of such proceeds to be paid as follows:

(i)    First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts due and payable under the Loan Documents (including fees, charges and disbursements of counsel to the Lender and amounts payable under Article III) payable to the Lender;

(ii)    Second, to payment of accrued and unpaid interest on the Loan; provided, however, that the Borrower’s obligations to apply such proceeds in accordance with this Section 2.04(b)(ii) is subject to the terms and provisions set forth in Section 2.06(b);

(iii)    Third, to repayment of the outstanding principal balance of the Loan in an amount sufficient to reduce the LTV Percentage to the Release LTV Percentage;

(iv)    Fourth, to payment of any other Obligations (other than interest and principal) then due and owing;

(v)    Fifth, at the option of the Borrower, to an optional prepayment of the outstanding principal balance of the Loan in such amount as the Borrower shall determine; and

(vi)    Sixth, (A) if the Release Conditions are satisfied, as directed by the Borrower and (B) otherwise, to repayment of the outstanding principal balance of the Loan.

(c)    Not less than five (5) Business Days prior to each application of proceeds of the Funding Trust Loans pursuant to Section 2.04(a), the Borrower shall provide the Lender with written notice of such application, together with the amount to be applied pursuant to each clause of Section 2.04(a) and, as applicable, a calculation demonstrating compliance with the Release Conditions, in form reasonably satisfactory to the Lender.

2.05    Repayment of the Loan.

The Borrower shall, until such time as all outstanding Obligations (other than Unasserted Obligations (as defined in the Subordination Agreement)) shall have been paid in full, repay to the Lender the outstanding unpaid principal balance of the Loan in installments of $5 million to be paid on May 10, 2022, $5 million to be paid on August 10, 2022, $5 million to be paid on December 10, 2022, $5 million to be paid on April 10, 2023 and the remaining outstanding Obligations to be paid on the Final Maturity; provided that, notwithstanding the foregoing, Borrower shall not make all or any portion of such payments under this Section 2.05 until Obligations under the Senior Loan Documents are paid in full; provided further, that such payments shall be subject to a determination of the Audit Committee of the Board of Directors of Beneficient Management, L.L.C. that making such payment, in part or in full, shall not cause the Company to incur a going concern, with such payment to be senior to any payment made with respect to the guaranteed payment due to holders of Preferred A Subclass 0 Unit Accounts of Borrower, provided, further, that if any payment is not made on such payment date, as set forth in this Section 2.05, then such payment shall be made as soon as a determination is made by the Audit Committee of the Board of Directors of Beneficient Management, L.L.C. that such payment, in part or in full, shall not cause the Company to incur a going concern. For avoidance of doubt, except as otherwise as set forth in the immediately succeeding sentence, accrued interest on any such principal payment shall not become due and payable at such time, and shall instead be payable in accordance with Section 2.06 hereof. Notwithstanding the foregoing, if on any date on which a payment of principal is required to be made pursuant to the first sentence of this Section 2.05, less than the required payment amount of the principal balance of the Loan remains outstanding and unpaid, the Borrower shall pay the following obligations (if any) in the following order until either the sum paid on such date equals the required payment amount for such date or all outstanding Obligations (other than Unasserted Obligations (as defined in the Subordination Agreement)) have been paid in full: (A) outstanding unpaid principal of the Loan, (B) accrued and unpaid interest on the Loan and (C) all other outstanding Obligations (other than Unasserted Obligations (as defined in the Subordination Agreement)). The outstanding unpaid principal balance of the Loan and all accrued and unpaid interest on the Loan shall be due and payable on the Scheduled Maturity Date. If all of the outstanding principal balance of the Loan and accrued interest on the Loan are fully repaid on any date, this Agreement shall terminate as of such date. Any repayment or prepayment of the Loan that is allocated to the principal amount of the Loan shall reduce the Commitment of the Lender on a dollar for dollar basis. On each Scheduled Maturity Date prior to the Final Maturity Date, the Borrower shall provide written notice (an “Extension Notice”) to the Lender not less than fifteen (15) Business Days prior to such Scheduled Maturity Date of the upcoming Scheduled Maturity Date, and, subject to lender’s confirmation of receipt of such notice, such Scheduled Maturity Date shall be extended by one additional calendar year, unless the Lender shall, in its sole and absolute discretion, have delivered written notice declining such Extension Notice not less than ten (10) Business Days prior to such Scheduled Maturity Date. If the Borrower fails to provide such Extension Notice (or fails to provide it not less than fifteen (15) Business Days prior to such Scheduled Maturity Date), then the Lender shall have the right to deliver a written notice declining any further extension (a “Non-Renewal Notice”) at any time prior to thirty (30) calendar days after the Scheduled Maturity Date, and effective upon the delivery of such Non-Renewal Notice, (i) if delivered prior to the applicable Scheduled Maturity Date, then no extension shall occur on the applicable Scheduled Maturity Date and such Scheduled Maturity Date shall constitute the Final Maturity Date, or (ii) if delivered after the applicable Scheduled Maturity Date, the date occurring two Business Days following the date of such Non-Renewal Notice shall constitute the Final Maturity Date. If no Extension Notice or Non-Renewal Notice is delivered, the Scheduled Maturity Date shall be extended by one additional calendar year.

2.06    Interest.

(a)    Accrued Interest. The Loan shall bear interest on the outstanding principal amount thereof at the interest rate set out in the definition of Accrued Interest.

(b)    Interest Payment Dates. Subject to the terms and conditions set forth in the Subordination Agreement, interest accrued on the Loan during each Interest Period shall be due and payable in cash on the following Interest Payment Date.

2.07    [Reserved].

2.08    Computation of Interest and Fees.

All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). Subject to subject to Section 2.10(a), interest shall accrue on the Loan for the day on which the Loan is made, and shall not accrue on the Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any portion of the Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.09    Evidence of Debt.

The Loan shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Loan advanced by the Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. Upon the reasonable request of the Lender, the Borrower shall execute and deliver to the Lender a promissory note in form and substance reasonably acceptable to the Lender (a “Note”), which shall evidence the Loan in addition to such accounts or records. The Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of the Loan and payments with respect thereto.

2.10    Payments Generally.

(a)    General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Lender at such account as the Lender shall specify to the Borrower in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. All payments received by the Lender after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)    Funding Source. Nothing herein shall be deemed to obligate the Lender to obtain the funds for the Loan in any particular place or manner or to constitute a representation by the Lender that it has obtained or will obtain the funds for the Loan in any particular place or manner.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01    Taxes.

(a)    Payments Free of Taxes.

(i)    Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Law. If any Law (as determined in the good faith discretion of the Borrower) requires the deduction or withholding of any Tax from any such payment by the Borrower, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law any Other Taxes.

(c)    Tax Indemnifications. The Borrower shall indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower shall be conclusive absent manifest error.

(d)    Status of Lender.

(i)    If the Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document it shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not the Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(d)(ii)(A), 3.01(d)(ii)(B) and 3.01(d)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)    any Lender that is a U.S. Person shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed originals of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 or Exhibit B-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(e)    Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that upon the request of the Recipient, Borrower agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(f)    Survival. Each party’s obligations under this Section 3.01 shall survive any assignment of rights by, or the replacement of, the Lender and the repayment, satisfaction or discharge of all other Obligations.

(g)    FATCA. For purposes of this Section 3.01, the term “Laws” includes FATCA.

3.02    [Reserved].

3.03    [Reserved].

3.04    Increased Costs.

(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender (except any reserve requirement reflected in the One Month Adjusted LIBOR);

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on the Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loan;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining the Loan to the extent the interest thereon is determined by reference to LIBOR, or to increase the cost to the Lender, or to reduce the amount of any sum received or receivable by the Lender (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrower will, upon delivery of a certificate as set forth in Section 3.04(c), pay to the Lender such additional amount or amounts as will compensate the Lender, for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If the Lender determines that any Change in Law affecting the Lender or any Lending Office of the Lender or the Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, the Commitment or the Loan, to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will (so long as the Lender makes a similar determination in similar transactions) pay to the Lender upon delivery of a certificate as set forth in Section 3.04(c) below, such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay the Lender, the amount shown as due on any such certificate within ten days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05    Mitigation of Obligations.

If the Lender requests compensation under Section 3.04, or the Borrower is required to pay any Indemnified Taxes or additional amounts to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 3.01, or if the Lender gives a notice pursuant to clause (c)(iv) of the definition of Accrued Interest, then at the request of the Borrower, the Lender shall use reasonable efforts to designate a different Lending Office for funding or booking the Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to clause (c)(iv) of the definition of Accrued Interest, as applicable, and (ii) in each case, would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.

3.06    Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Commitment and repayment of the Obligations.

ARTICLE IV

CONDITIONS PRECEDENT TO BORROWINGS

4.01    Conditions to Effectiveness of the Original Credit Agreement.

The Original Credit Agreement shall be effective upon, and the obligation of the Lender to make the Loan on the Closing Date shall be subject to, satisfaction or waiver of the following conditions precedent in each case in a manner reasonably satisfactory to the Lender:

(a)    Loan Documents. Receipt by the Lender of executed counterparts of the Original Credit Agreement, the Subordination Agreement (as in effect on the Closing Date) and the other Loan Documents (as in effect on the Closing Date).

(b)    Opinions of Counsel. Receipt by the Lender of favorable opinions of legal counsel to BCC, the Borrower and the DSTs, addressed to the Lender, dated as of the Closing Date or such later date as may be agreed between the Lender and the Borrower.

(c)    Organization Documents, Resolutions, Etc. Receipt by the Lender of the following:

(i)    copies of the Organization Documents of BCC, the Borrower and each Trust certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified to be true and correct as of the Closing Date;

(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates as the Lender may require; and

(iii)    such documents and certifications as the Lender may require to evidence that BCC, the Borrower and each Collective Trust is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(d)    [Reserved].

(e)    Acquisition Documents. Receipt by the Lender of copies of the Acquisition Documents certified to be true and correct as of the Closing Date.

(f)    Fees. Receipt by the Lender of any fees set forth herein that are required to be paid on or before the Closing Date.

4.02    Conditions to Effectiveness of the Second Amended and Restated Credit Agreement.

This Agreement shall be effective upon satisfaction or waiver of the following conditions precedent in each case in a manner reasonably satisfactory to the Lender:

(a)    Loan Documents. Receipt by the Lender of executed counterparts of this Agreement, the Subordination Agreement and the other Loan Documents.

(b)    Opinions of Counsel. Receipt by the Lender of favorable opinions of legal counsel to BCC, the Borrower and the DSTs, addressed to the Lender, dated as of the Second Amendment and Restatement Date.

(c)    Organization Documents, Resolutions, Etc. Receipt by the Lender of the following:

(i)    copies of the Organization Documents of BCC, the Borrower and each DST certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified to be true and correct as of the Second Amendment and Restatement Date;

(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates as the Lender may require with respect to BCC, the Borrower and each DST; and

(iii)    such documents and certifications as the Lender may require to evidence that the Borrower and each DST is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(d)    Fees. Receipt by the Lender of any additional fees and expenses set forth herein that are required to be paid on or before the Second Amendment and Restatement Date.

(e)    Purchase Option. Receipt by the Lender of an option agreement in form and substance satisfactory to the Lender, granting HCLP Nominees, L.L.C. the right to make a capital contribution of up to $152,000,000 to Holdings (as defined in this Agreement as in effect on the Second Amendment and Restatement Date) in exchange for a capital account designated as NPC-A with respect to such capital contribution and, in connection therewith, be admitted as a limited partner in Holdings (as defined in this Agreement as in effect on the Second Amendment and Restatement Date).

(f)    Fifth Amended and Restated Limited Partnership Agreement. Receipt by the Lender of an executed fifth amended and restated limited partnership agreement of Holdings (as defined in this Agreement as in effect on the Second Amendment and Restatement Date).

(g)    Unit Purchase Agreement. Receipt by the Lender of a Preferred Series C Unit Purchase Agreement among GWG, Holdings (as defined in this Agreement as in effect on the Second Amendment and Restatement Date) and Parent.

(h)    Put Right Agreement. Receipt by the Lender of an executed copy of that certain Put Right Agreement, among BHI, Parent and Holdings (as defined in this Agreement as in effect on the Second Amendment and Restatement Date), relating to put rights granted to BHI employees in respect of certain tax liabilities incurred in connection with the receipt of NPC-As from BHI.

4.03    Conditions to Each Advance.

The obligation of the Lender to honor any request for an Advance is subject to the satisfaction or waiver of the following conditions precedent as of the date of such Advance:

(a)    Representations and Warranties. The representations and warranties of the Borrower, the Subsidiary Guarantors, and each DST contained in the Loan Documents, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(b)    No Default. No Default shall exist or would result as a consequence of the making of such Advance or the subsequent application by the Borrower of the proceeds thereof.

(c)    Loan Notice. The Lender shall have received a Loan Notice and an Underlying Investment Fund Report in accordance with the requirements hereof.

(d)    Commitment. The Commitment Period has not expired and such Advance does not exceed the Available Amount.

(e)    LTV Percentage. Immediately after giving effect to such Advance, the LTV Percentage shall be less than the Maintenance LTV Percentage.

Each Loan Notice submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section  4.03 have been satisfied on and as of the date of the applicable Advance.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that:

5.01    Existence, Qualification and Power.

It (a) is (i) duly organized or formed, validly existing and, (ii) in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clauses (a)(ii), (b)(i) or (c), to the extent that failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.02    Authorization; No Contravention.

The execution, delivery and performance by the Borrower of each Loan Document to which it is party has been duly authorized by all necessary corporate or other organizational action, and does not (a) contravene the terms of any of its Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien created pursuant to the Loan Documents) under, or require any payment to be made under (i) any material Contractual Obligation to which it is a party or affecting it or its properties or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which it or its property is subject; or (c) violate any material Law.

5.03    Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document to which it is a party other than (i) those that have been obtained and are in full force and effect and (ii) filings to perfect the Liens created by the Collateral Documents.

5.04    Binding Effect.

Each Loan Document to which it is party has been duly executed and delivered by the Borrower. Each Loan Document to which it is party constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency and other Laws affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or law.

5.05    Financial Statements; No Material Adverse Effect.

Since September 30, 2017, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

5.06    Litigation.

There are no actions, suits, proceedings, claims or disputes before any Governmental Authority (i) pending or, to the knowledge of the Responsible Officers after due inquiry, threatened in writing, at Law, in equity or in arbitration, by or against the Borrower that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby or (b) either individually or in the aggregate, there is a reasonable possibility of an adverse determination and if determined adversely, could reasonably be expected to have a Material Adverse Effect or (ii) pending at Law, in equity or in arbitration that purport to affect or pertain to or relate in any way to the Beneficient Transactions and, either individually or in the aggregate, there is a reasonable possibility of an adverse determination and if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07    No Default.

The Borrower is not in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08    Ownership of Property; Liens.

The Borrower has good and indefeasible title to its respective Collateral and such Collateral is not subject to any Liens other than Permitted Liens.

5.09    Taxes.

The Borrower has filed all federal, material state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower that could reasonably be expected to, if made, have a Material Adverse Effect. The Borrower is not a party to any tax sharing agreement.

5.10    ERISA Compliance.

No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than the Threshold Amount the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than the Threshold Amount the fair market value of the assets of all such underfunded Plans.

5.11    Margin Regulations; Investment Company Act.

(a)    The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock.

(b)    No part of the proceeds of the Loan will be used by the Borrower directly or indirectly (i) for the purpose of, whether immediately, incidentally or ultimately, purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board) or (ii) for any other purpose that would entail a violation of or that would be inconsistent with the provisions of the regulations of the Board (including regulations T, U or X).

(c)    The Borrower is not required to register as an “investment company” or as a Person controlled by a “person” required to register as an “investment company”, in each case as such terms are defined in the Investment Company Act of 1940.

5.12    Disclosure.

The Borrower has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other written information furnished by or on behalf of the Borrower to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect as of such date furnished or certified; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time it being understood that such projections may vary from actual results and that such variances may be material.

5.13    Compliance with Laws.

The Borrower is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

5.14    Solvency.

The Borrower is Solvent.

5.15    Anti-Corruption Laws and Sanctions.

The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary, any Trust or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower, any Subsidiary or any Trust that will act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person.    None of the Loan, the use of proceeds thereof and the transactions directly or indirectly by the Borrower contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

5.16    Senior Loan Documents.

As of the Second Amendment and Restatement Date, the Borrower has delivered to the Lender true and correct copies of the Senior Loan Documents. The Senior Loan Documents are in full force and effect as of the Second Amendment and Restatement Date and have not been terminated, rescinded or withdrawn as of such date. The execution, delivery and performance of the Senior Loan Documents by the Borrower does not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in full force and effect.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as the Lender shall have any Commitment hereunder, or the Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall:

6.01    Financial Statements.

Upon the written request of the Lender, the Borrower will use commercially reasonable efforts to deliver to the Lender, in form and detail satisfactory to the Lender:

(a)    within 180 days after the end of each fiscal year of the Parent, its consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such year, (i) with respect to the fiscal year ending December 31, 2019, such financial statements will be reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of such Person and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) with respect to each fiscal year thereafter, such financial statements will include consolidating financial statements for the most recent period and such financial statements will be reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of such Person and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and

(b)    within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, its consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year for each of the first three quarters of each fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Responsible Officer as presenting fairly in all material respects the financial condition and results of operations of such Person and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided, however, that the Parent and the Borrower shall not be required to deliver such balance sheets and reports for the second fiscal quarter of 2019.

6.02    Certificates; Other Information.

Upon the written request of the Lender, the Borrower will use commercially reasonable efforts to deliver (or cause to be delivered) to the Lender, in form and detail satisfactory to the Lender:

(a)    within forty-five (45) days after the end of each fiscal quarter of the Parent, an Underlying Investment Fund Report as of the end of such fiscal quarter, including a calculation of the Collateral Value as of the date of such report;

(b)    each of the following documents with respect to the Underlying Investment Funds, in each case, to the extent provided to any DST: (i) any written amendment, supplement or other modification to the limited liability company or limited partnership agreement of each Underlying Investment Fund delivered as of the Closing Date, (ii) any written amendment, supplement or other modification to the subscription agreements delivered pursuant to Section 4.01(f) as of the Closing Date, if any, (iii) side letters which the relevant Underlying Investment Fund has entered into with the applicable DST and (iv) such other documents as may be reasonably requested by the Lender from time to time (subject, in each case, to any necessary confidentiality undertakings); and

(c)    promptly, such additional information regarding the business or corporate affairs or financial condition of the Borrower, BEN Fiduciary, the Subsidiary Guarantors, or the Trusts or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request.

6.03    Notices.

Promptly notify the Lender of:

(a)    the occurrence of any Default;

(b)    any claim made or asserted against the Collateral or the property, contract rights, or assets of BEN Fiduciary (whether held by a trust or otherwise) (other than by the Lender under the Loan Documents);

(c)    any filing or commencement of or, to its knowledge, any written threat or notice of intention of any Person to file or commence any material action, suit, proceeding whether at law or equity by or before any Governmental Authority against or affecting the Borrower that if adversely determined could reasonably be expected to have a Material Adverse Effect;

(d)    any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(e)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding the Threshold Amount.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer setting forth reasonable details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have or may have been breached.

6.04    Payment of Taxes.

Pay and discharge as the same shall become due and payable all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower.

6.05    Preservation of Existence, Etc.

(a)    Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization.

(b)    Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.06    Maintenance of Properties.

Maintain, preserve and protect all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

6.07    Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

6.08    Books and Records.

(a)    Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower.

(b)    Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower.

6.09    Inspection Rights.

Upon five (5) Business Days prior written notice and only once in any fiscal year, permit representatives and independent contractors of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at reasonable times during normal business hours; provided, however, that when an Event of Default has occurred and is continuing the Lender (or any of its representatives or independent contractors) (i) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice and (ii) without limiting the inspection rights under this Section 6.09 shall be authorized to request and receive the valuations of the Underlying Investment Funds and the Borrower will provide, or cause to be provided, such valuations.

6.10    Use of Proceeds.

Use the proceeds of the Advances to repay existing indebtedness and for other general corporate purposes of the Borrower.

6.11    Security Interests; Further Assurances.

(a)    Promptly after (i) the formation of any Funding Trust, (ii) the execution of any Funding Trust Loan Agreement, or (iii) the formation of any DST, in each case, that would otherwise qualify under such definitions but for being listed on Schedule 1.01A, the Borrower shall give written notice thereof (which may be via email) to the Lender.

(b)    Execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable Law, or that the Lender may reasonably request, in order to perfect and to maintain the perfection and priority of the security interest of the Lender in the Borrower’s right, title and interest in the Collateral granted pursuant to the Security Documents, all at the Borrower’s expense.

ARTICLE VII

NEGATIVE COVENANTS

So long as the Lender shall have any Commitment hereunder, or the Loan or other Obligation hereunder shall remain unpaid or unsatisfied, (a) the Borrower shall not , (b) with respect to Section 7.02, Parent and the Borrower shall not, (c) with respect to Section 7.03, Parent and the Borrower shall not, and (d) with respect to Section 7.10, Parent and the Borrower shall not, in each case, directly or indirectly:

7.01    Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)    Liens pursuant to any Loan Document;

(b)    Any Lien on any property or asset of the Borrower existing on the Closing Date and set forth in Schedule 7.01; provided that (i) such Lien shall not apply to any other property or asset of such the Borrower unless permitted elsewhere under this Section 7.01, and (ii) such Lien shall secure only those obligations which it secures on the Closing Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (without giving effect to accrued interest, fees or transaction costs with respect to such Indebtedness);

(c)    Permitted Encumbrances;

(d)    Liens on property acquired by Borrower that were in existence at the time of the acquisition of such property and were not created in contemplation of such acquisition;

(e)    After the Completion Date, other Liens securing obligations not exceeding $10,000,000 in the aggregate;

(f)    Liens granted to Senior Lender pursuant to the Senior Loan Documents; and

(g)    Liens arising under the Acquisition Documents.

7.02    Beneficient Transactions.

Make or agree to make, nor shall Parent, make or permit their respective Affiliates to make or agree to make, any distribution or payment relating to, in satisfaction of, or in purported satisfaction of, any demand relating to any Beneficient Transaction (including any demand made prior to a filing of any action, suit, proceeding, claim or dispute).

7.03    Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness by Parent or Borrower, except:

(a)    Indebtedness under the Loan Documents;

(b)    Indebtedness evidenced by the Senior Credit Agreement or the other Senior Loan Documents in aggregate principal amount not to exceed the amount permitted under the Subordination Agreement, in each case so long as such Indebtedness is permitted and subject to the Subordination Agreement;

(c)    Indebtedness and guarantees thereof existing on the Closing Date and set forth in Schedule 7.03 and extensions, renewals and replacements of any such Indebtedness with Indebtedness that does not increase the outstanding principal amount thereof (without giving effect to accrued interest, fees or transaction costs with respect to such Indebtedness);

(d)    Indebtedness in respect of overdrawn checks, drafts and similar instruments arising in the ordinary course of maintaining deposit accounts (if repaid within two (2) Business Days);

(e)    Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(f)    Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(g)    Indebtedness as an account party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(h)    The BCC Notes; and

(i)    After the Completion Date, other Indebtedness; provided, that the aggregate principal amount of such other Indebtedness does not exceed $10,000,000 at any time outstanding.

7.04    Fundamental Changes.

(a)    (i) Merge into, consolidate with or amalgamate with (by scheme, arrangements or otherwise) any other Person, or permit any other Person to merge into, consolidate with or amalgamate with it, in each case, unless the Borrower is the continuing or surviving Person and the Lender consents to such merger, consolidation or amalgamation in writing (for avoidance of doubt, such consent may be provided via email), (ii) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or (iii) liquidate, wind-up or dissolve;

(b)    engage in any business if, as a result, the general nature of the business in which the Borrower would then be engaged would be substantially and adversely changed from the general nature of the business in which the Borrower is engaged as of the Closing Date;

(c)    without the written consent of the Lender, enter into any amendment or modification of any of its Organization Documents that could adversely affect the Lender, as determined in the reasonable good faith discretion of the Lender;

(d)    change (i) its fiscal year or (ii) its method of accounting as in effect on the Closing Date, unless prior notice is given to the Lender by the Borrower and the Lender consents to such change (such consent not to be unreasonably withheld); or

(e)    become an “investment company” or a Person controlled by a “person” required to register as an “investment company”, in each case as such terms are defined in the Investment Company Act of 1940.

7.05    Dispositions.

Except (i) as required pursuant to the Acquisition Documents, (ii) as contemplated by the Consent or (iii) with the written consent of the Lender (for avoidance of doubt, such consent may be provided via email), Dispose of any Funding Trust Loan (or any interest under any Funding Trust Loan Agreement) to any Person.

7.06    Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so unless (a)(i) such Restricted Payment is permitted under its Organization Documents, (ii) such Restricted Payment is not in breach of the Subordination Agreement and (iii) no Default has occurred and is continuing or would result from such Restricted Payment or (b) such Restricted Payment constitutes tax distributions that are required to be made by its Organization Documents.

7.07    Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower as would be obtainable by the Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate, other than (i) transactions entered into prior to the Closing Date or contemplated by the Organization Documents thereof as of the Closing Date, (ii) transactions permitted by the other provisions of this Agreement or of any other Loan Document and (iii) transactions described in the Master Term Sheet and any transactions incidental or related thereto.

7.08    Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts the ability of the Borrower to (i) pledge the Collateral pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (ii) act as the Borrower pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clause (i) above) for (1) this Agreement and the other Loan Documents and (2) any Permitted Lien or any document or instrument governing any Permitted Lien; provided, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, or (b) requires the grant of any security for any obligation if such property is given as security for the Obligations, other than any Permitted Lien or any document or instrument governing any Permitted Lien.

7.09    Sanctions.

Use, or permit its respective directors, officers, employees or agents to use, the proceeds of the Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of directly or indirectly funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, businesses or transactions would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

7.10    Securities.

Issue, nor shall Parent issue or permit any of its Subsidiaries to issue, any securities that are senior to the NPC-A interests (other than Senior NPC-A securities) or Senior NPC-A securities, other than Indebtedness permitted by Section 7.03.

7.11    [Reserved.]

7.12    [Reserved.]

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01    Events of Default.

Upon the occurrence of (i) any of the following events, and (ii) notice (written or oral) from Lender to Borrower that such Default shall constitute an Event of Default, such event shall cause an Event of Default; provided, that this clause (ii) shall not apply to clauses (f) and (g) of this Section 8.01 and that the occurrence of any event described in clause (f) or (g) shall trigger an Event of Default without notice of any kind from Lender:

(a)    Non-Payment. The Borrower or any Subsidiary Guarantor fails to pay (i) when and as required to be paid by such Person herein, any amount of the Loan, (ii) within three (3) days after the same becomes due, any interest or fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document;

(b)    Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in (i) Section 6.03(a), 6.05 (as to legal existence of the Borrower), Section 6.11 or Article VII; (ii) Section 6.01 and such failure shall continue unremedied or unwaived for fifteen (15) days after notice thereof by the Lender; or (iii) any of Section 6.02(a) and such failure shall continue unremedied or unwaived for five (5) Business Days after notice thereof by the Lender.

(c)    Other Defaults. The Borrower, any DST, any Subsidiary Guarantor, or the Parent fails to perform or observe any covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure shall continue unremedied or unwaived for thirty (30) days after the earlier of the date that the Borrower, (i) knows or should have known of such breach or (ii) has received notice thereof by the Lender;

(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower, any DST, or any Subsidiary Guarantor herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any respect with respect to representations, warranties, certifications and statements of fact containing qualifications as to materiality or incorrect or misleading in any material respect with respect to representations, warranties, certifications and statements of facts without qualifications as to materiality when so made or deemed to be made;

(e)    Cross-Default. Beginning on June 30, 2019, the Borrower (or any Affiliate thereof) or any LiquidTrust fails to (i) make any payment of principal when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness, the GWG Note or any Senior Obligations or (ii) observe or perform any other agreement or condition relating to any Material Indebtedness (other than the Senior Obligations) or the GWG Note or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the GWG Note (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Material Indebtedness or the GWG Note to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness, the GWG Note or any Senior Obligation to be made, prior to its stated maturity; provided, that this clause shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder;

(f)    Insolvency Proceedings, Etc. The Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding;

(g)    Inability to Pay Debts; Attachment. (i) The Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due and payable, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy;

(h)    Judgments. The Borrower cannot make the representations with respect to Section 5.06(ii); or there is entered against the Borrower (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (after giving effect to any insurance proceeds covering such judgments or orders), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(i)    Invalidity of Loan Documents. Any provision of any Loan Document to which the Borrower or any Subsidiary Guarantor or DST is a party, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect or ceases to give the Lender any material part of the Liens purported to be created thereby; or the Borrower or any Subsidiary Guarantor or DST or any other affiliated Person contests in any manner the validity or enforceability of any provision of any such Loan Document; or the Borrower or any DST or Subsidiary Guarantor denies that it has any or further liability or obligation under any provision of any such Loan Document, or purports to revoke, terminate or rescind any such Loan Document;

(j)    Lien Defects. Any Lien created or purported to be created by any of the Loan Documents on any asset of the Borrower shall at any time fail to constitute a valid and perfected Lien (or the equivalent thereof under applicable Laws) on any of the property purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Loan Documents, or the Borrower shall so assert in writing except to the extent that any such failure or loss of benefit, perfection or priority results from the failure of the Lender to file UCC financing or continuation statements;

(k)    Change of Control. There occurs any Change of Control;

(l)     ERISA. An ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding the Threshold Amount;

(m)    Governmental Investigation. The occurrence of (i) any investigation or seizure made by any Governmental Authority for an actual or alleged violation or breach of Law by the Borrower, or by any director or executive officer thereof that could reasonably be expected to have a Material Adverse Effect or (ii) a revocation, suspension or termination of any license, permit or approval held by the Borrower or any director or executive officer thereof that could reasonably be expected to have a Material Adverse Effect;

(n)    Acquisition Documents. The Borrower, any Trust or any Affiliate thereof shall (i) enter into, or consent to, any amendment to any Acquisition Document in any manner adverse to the Lender (other than any amendments to Funding Trust Loan Agreements specified on Schedule 1.01A hereto, as such schedule may be modified from time to time in accordance with the definition of Funding Trust Loan Agreement) or (ii) fail to comply in all material respects with its obligations under the Acquisition Documents;

(o)    Proceeds of Underlying Investment Funds. (i) Any Trust shall fail to apply any proceeds of any Distribution from, or Disposition of, any Equity Interests of any Underlying Investment Fund in accordance with the Organization Documents of such Trust or (ii) any Funding Trust shall fail to apply any proceeds of any Distribution from, or Disposition of, any Equity Interests of any Underlying Investment Fund received by such Funding Trust (indirectly through distributions from the applicable Trusts) to payment of amounts owing pursuant to its respective Funding Trust Loan Agreement;

(p)    Cross-Acceleration to Senior Loan Documents. If there is a default in any Senior Loan Document, and such default results in the Senior Lender accelerating the maturity of the Senior Obligations or otherwise causing the Senior Obligations to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity; or

(q)    Any revenues, monies, distributions or proceeds received by or on behalf of the LiquidTrusts on account of or attributable to any Senior Beneficial Interests from time to time purchased or acquired by the LiquidTrusts are not used to acquire as an investment Senior Beneficial Interests in Collective Trusts.

8.02    Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:

(a)    terminate the Commitment and any obligation to make Advances;

(b)     declare the amount of the outstanding principal amount of the Loan and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)    exercise all rights and remedies available to it under the Loan Documents or applicable Law or at equity (provided, that the Lender shall not take any action pursuant to the Limited Power of Attorney as the Borrower’s agent and attorney-in-fact unless an Event of Default has occurred and is continuing);

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of the Lender to make Loan shall automatically terminate, the unpaid principal amount of all outstanding Loan and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Lender.

8.03    Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loan have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Lender in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts due and payable under the Loan Documents (including fees, charges and disbursements of counsel to the Lender and amounts payable under Article III) payable to the Lender;

Second, to payment of that portion of the Obligations constituting the Loan and other Obligations arising under the Loan Documents;

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX

MISCELLANEOUS

9.01    Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by (a) the Lender, (b) the Borrower and (c) with respect to Sections 7.02 and 7.10, to the extent adverse to the interests of the Parent, the Parent.

9.02    Notices; Effectiveness; Electronic Communications.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 9.02; and

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)    Electronic Communications. Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Lender. The Lender or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that, approval of such procedures may be limited to particular notices or communications.

Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)    Change of Address, Etc. The Borrower and the Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.

(d)    Reliance by the Lender. The Lender shall be entitled to rely and act upon any notices (including electronic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and each of the parties hereto hereby consents to such recording.

9.03    No Waiver; Cumulative Remedies; Enforcement.

No failure by the Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document (including the imposition of any per annum increase in the interest rate consistent with clause (b) of the definition of Accrued Interest) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

9.04    Expenses; Indemnity; Damage Waiver.

(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Lender and its Affiliates in connection the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Lender, and shall pay all reasonable fees and time charges for attorneys who may be employees of the Lender, in connection with the enforcement or protection of its rights during the continuation of an Event of Default (A) in connection with this Agreement and the other Loan Documents, or (B) in connection with the Loan made hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan.

(b)    Indemnification by the Borrower. The Borrower shall indemnify the Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, (ii) the Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, fraud, gross negligence or willful misconduct of such Indemnitee or its Related Party or (y) result from a claim brought by the Borrower against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 9.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower and the Lender shall not assert, and the Borrower and the Lender each hereby waives, and acknowledges that no other Person shall have, any claim against the Borrower or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof, provided that nothing in this Section 9.04(c) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(d)    Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(e)    Survival. The agreements in this Section and the indemnity provisions of Section 9.02(d) shall survive the replacement of the Lender, the termination of the Commitment and the repayment, satisfaction or discharge of the Obligations.

9.05    Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

9.06    Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except (i) that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Lender and (ii) the Lender may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder except (A) to an assignee in accordance with the provisions of Section 9.06(b), (B) by way of participation in accordance with the provisions of Section 9.06(c) or (C) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.06(b) and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lender. The Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of the Commitment and the Loan outstanding); provided that the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required for any such assignment unless (i) an Event of Default has occurred and is continuing at the time of such assignment or (ii) such assignment is to an existing Lender or an Affiliate of an existing Lender or an Approved Assignee; provided that, the

Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Lender within five (5) Business Days after having received notice thereof. From and after the effective date of any such assignment, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned, have the rights and obligations of the Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned, be released from its obligations under this Agreement (and, in the case of an assignment and covering all of the assigning Lender’s rights and obligations under this Agreement, the Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, and 9.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by the Lender of a participation in such rights and obligations in accordance with Section 9.06(d).

(c)    Register. The Lender, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Lending Office a copy of each assignment agreement (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lender, the Commitment and the amount of the Loan pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. The Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to one or more participants (other than the Borrower or any of the Borrower’s Affiliates) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and the Loan owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, and 3.04 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(d) shall be delivered to the Lender who sells the participation); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.05 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. The Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.05 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were the Lender. The Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)    Certain Pledges. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

9.07    Treatment of Certain Information; Confidentiality.

The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) any Third Party Appraiser, (i) with the consent of the Borrower or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender or any of its Affiliates on a nonconfidential basis from a source other than the Borrower or BCC. For purposes of this Section, “Information” means all information received from the Borrower or BCC, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower or BCC. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

The Lender acknowledges that (a) the Information may include material non-public information concerning the Borrower and BCC, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws. With respect to any Information provided hereunder, the Lender’s obligations under this Section 9.07 shall terminate on the two (2) year anniversary of the Scheduled Maturity Date.

9.08    Right of Setoff.

If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to the Lender or its Affiliates, irrespective of whether or not the Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of the Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The Lender agrees to notify the Borrower promptly after any such setoff and application; provided that, the failure to give such notice shall not affect the validity of such setoff and application.

9.09    Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loan or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

9.10    Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

9.11    Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of the funding of the Loan, and shall continue in full force and effect as long as the Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

9.12    Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.13    [Reserved].

9.14    Governing Law; Jurisdiction; Etc.

(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)    SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

9.15    Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.16    No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Lender are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lender, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) the Lender has no obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and the Lender has no obligation to disclose any of such interests to the Borrower and its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against the Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

9.17    Electronic Execution of Assignments and Certain Other Documents.

The words “execute” “execution,” “signed,” “signature,” and words of like import in any assignment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lender or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

9.18    USA PATRIOT Act.

The Lender that is subject to the Act (as hereinafter defined) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Lender, provide all documentation and other information that the Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

9.19    Subordination.

The Lender (by its acceptance and execution of this Agreement) acknowledges and agrees that notwithstanding anything to the contrary set forth herein, the Obligations hereunder are subordinated to the Senior Obligations in the manner and to the extent set forth in the Subordination Agreement.

[SIGNATURE PAGES FOLLOW]

APPENDIX 1

Eligibility Criteria of Each Eligible Underlying Investment

An investment in any Underlying Investment Fund shall be an Eligible Underlying Investment if the following criteria are satisfied (or otherwise waived by the Lender):

(a)    from the Closing Date until the Assignment (as defined in the Economic Direction Agreement) of such investment to the Related DST (as defined below) in accordance with the Acquisition Documents:

(i)    a DST (the “Related DST”) holds an economic interest in such investment in such Underlying Investment Fund pursuant to the Economic Direction Agreement (and such investment is not subject to a Severed EDA (as defined in the Economic Direction Agreement));

(ii)    [reserved]

(iii)    such Seller has complied in all material respects with its obligations under the Economic Direction Agreement in respect of such investment; and

(iv)     (A) such Seller shall have caused all distributions and other amounts received in respect of such investment to be paid to the applicable Seller Account in accordance with the Economic Direction Agreement and (B) from and after the Completion Date, the Related DST shall have caused all amounts received in any Seller Account in respect of such investment to be promptly transferred to a deposit account of the Related DST;

(b)    from and after the Assignment (as defined in the Economic Direction Agreement) of such investment to the Related DST in accordance with the Acquisition Documents:

(i)    such investment is owned by, and registered in the name of, the Related DST; and

(ii)    the Related DST shall have provided irrevocable instructions to such Underlying Investment Fund to pay all distributions in respect of such investment to a deposit account of the Related DST.

(c)    such Underlying Investment Fund has furnished its Equity Interests holders with (x) its quarterly net asset value within seventy-five (75) Business Days following the end of the preceding quarter and (y) an unqualified audit of its consolidated balance sheet and related statements of operations, stockholders’ equity or partners’ equity, as the case may be, and cash flows as of the end of each fiscal year within 180 days following the end of such fiscal year, in each case, evidenced by supporting detail acceptable to the Lender in its sole discretion reasonably exercised;

(d)    if such Underlying Investment Fund is no longer in its investment period, such Underlying Investment Fund has made material cash distributions to its limited partners within the previous twelve (12) months;

(e)    to the knowledge of the Borrower, such Underlying Investment Fund is not subject to any investigation, action, suit or proceeding by or before any arbitrator, regulator, or Governmental Authority that could reasonably be expected to have a Material Adverse Effect;

(f)    such Underlying Investment Fund is Solvent;

Appendix 1-1

(g)    the Related DST funds or procures the funding of each capital call obligation made on the Related DST in respect of such investment no later than ten (10) Business Days after the date the Related DST receives notice that such obligation has not been met, unless the Related DST is contesting the validity of such capital call in good faith; provided, that in the event the Related DST contests the validity of a capital call obligation in good faith, the Borrower must provide the Lender evidence of such good faith claim;

(h)    (A) if the interests in the Related DST have been transferred pursuant to the Exchange Transactions, 100% of the Equity Interests of the Related DST are owned by an Exchange Trust or (B) with respect to any Related DST the interests in which have not been transferred pursuant to the Exchange Transactions, (i) 100% of the Equity Interests of the Related DST are owned by a LiquidTrust (the “Related LiquidTrust”), (ii) 100% of the Equity Interests in the Related LiquidTrust (other than the residual beneficial interest therein owned by certain charitable endowments as of the Closing Date (or applicable acquisition date of the assets of such the Related DST) or Equity Interests in the Related LiquidTrust held by such Related LiquidTrust itself)) are owned by a Collective Trust (the “Related Collective Trust”) and (iii) 100% of the Equity Interests in the Related Collective Trust (other than the residual beneficial interest therein owned by certain charitable endowments as of the Closing Date) are owned by one or more Funding Trusts (each, a “Related Funding Trust”), in each case, with respect to clauses (A) and (B), free and clear of any Liens other than Permitted Trust Liens;

(i)    (i) with respect to any Related DST the interests in which have not been transferred pursuant to the Exchange Transactions, each trustee of each of the Related LiquidTrust, Related Collective Trust and Related Funding Trusts shall be an individual acting as a trustee thereof on the Closing Date (or, if later, the date of formation of such Trust) (or another individual reasonably acceptable to the Lender) and (ii) the trustee of the Related DST shall be Delaware Trust Company (or another trustee reasonably acceptable to the Lender);

(j)    such investment is subject to a valid, perfected second priority lien in favor of the Lender pursuant to the DST Security Agreement; and

(k)    (A) with respect to any Related DST the interests in which have not been transferred pursuant to the Exchange Transactions, none of the Related Funding Trust, Related Collective Trust or Related LiquidTrust is subject to a Trust Adverse Event and (B) the Related DST is not subject to a Trust Adverse Event;

(l)    the Related DST is not subject to a DST Default; and

(m)    no Event of Default has occurred under the Funding Trust Loan Agreement to which any Related Funding Trust is a party;

provided that, for the avoidance of doubt, (x) if an investment fails to satisfy any of the criteria set forth above at any time, such investment will not be precluded from becoming an Eligible Underlying Investment by virtue of such prior failure to the extent such investment satisfies the criteria set forth above at a later time (including, with respect to clause (c), upon delivery of the reporting required thereunder at a subsequent required reporting date under such clause, and with respect to clause (g), upon payment of any capital call obligation that has not been paid) and (y) nothing in this Agreement or any other Loan Document shall be deemed to prohibit or restrict (A) any partition of any LiquidTrust required pursuant to the Organization Documents thereof or the Acquisition Documents, (B) the severing of the Economic Direction Agreement pursuant to any Severed EDA (as defined in the Economic Direction Agreement) or (C) any distribution or transfer of any such Severed EDA (and related interests in Underlying Investment Funds) required pursuant to the Organization Documents of the Trusts or the Acquisition Documents.

Appendix 1-2

SCHEDULE 1.01A

Trusts

Funding Trusts

1.	THE LT-1B FUNDING TRUST
2.	THE LT-2B FUNDING TRUST
3.	THE LT-3B FUNDING TRUST
4.	THE LT-4B FUNDING TRUST
5.	THE LT-5B FUNDING TRUST
6.	THE LT-6B FUNDING TRUST
7.	THE LT-7B FUNDING TRUST
8.	THE LT-8B FUNDING TRUST
9.	THE LT-9B FUNDING TRUST
10.	THE LT-12B FUNDING TRUST
11.	THE LT-14B FUNDING TRUST
12.	THE LT-15B FUNDING TRUST
13.	THE LT-16B FUNDING TRUST
14.	THE LT-17B FUNDING TRUST
15.	THE LT-18B FUNDING TRUST
16.	THE LT-19B FUNDING TRUST
17.	THE LT-20B FUNDING TRUST
18.	THE LT-21B FUNDING TRUST
19.	THE LT-22B FUNDING TRUST
20.	THE LT-23B FUNDING TRUST
21.	THE LT-24B FUNDING TRUST
22.	THE LT-25B FUNDING TRUST
23.	THE LT-26B FUNDING TRUST
24.	THE LT-27B FUNDING TRUST
25.	THE LT-28B FUNDING TRUST
26.	THE EP-00100 FUNDING TRUST
27.	THE EP-00101 FUNDING TRUST
28.	THE EP-00102 FUNDING TRUST
29.	THE EP-00103 FUNDING TRUST
30.	THE EP-00104 FUNDING TRUST
31.	THE EP-00105 FUNDING TRUST
32.	THE EP-00106 FUNDING TRUST
33.	THE EP-00107 FUNDING TRUST
34.	THE EP-00108 FUNDING TRUST
35.	THE EP-00109 FUNDING TRUST
36.	THE EP-00110 FUNDING TRUST
37.	THE EP-00111 FUNDING TRUST
38.	THE EP-00112 FUNDING TRUST
39.	THE EP-00113 FUNDING TRUST
40.	THE EP-00114 FUNDING TRUST
41.	THE EP-00115 FUNDING TRUST
42.	THE EP-00116 FUNDING TRUST

Schedule 1.01A-1

Funding Trust Loan Agreements

1.	LT-1B Loan and Security Agreement dated September 1, 2017 (as amended and restated December 31, 2019, amended October 13, 2020, amended December 31, 2020 and amended and restated January 1, 2021)

2.	LT-2B Loan and Security Agreement dated Sept 1, 2017 (as amended and restated December 31, 2019, amended October 13, 2020, amended December 31, 2020 and amended and restated January 1, 2021)

3.	LT-3B Loan and Security Agreement dated Sept 1, 2017 (as amended and restated December 31, 2019 and amended and restated January 1, 2021)

4.	LT-4B Loan and Security Agreement dated Sept 1, 2017 (as amended and restated December 31, 2019 and amended and restated January 1, 2021)

5.	LT-5B Loan and Security Agreement dated Sept 1, 2017 (as amended and restated December 31, 2019, amended October 13, 2020, amended December 31, 2020 and amended and restated January 1, 2021)

6.	LT-6B Loan and Security Agreement dated Sept 1, 2017 (as amended and restated December 31, 2019 and amended and restated January 1, 2021)

7.	LT-7B Loan and Security Agreement dated Sept 1, 2017 (as amended and restated December 31, 2019, amended October 13, 2020, amended December 31, 2020 and amended and restated January 1, 2021)

8.	LT-8B Loan and Security Agreement dated Sept 1, 2017 (as amended and restated December 31, 2019, amended October 13, 2020, amended December 31, 2020 and amended and restated January 1, 2021)

9.	LT-9B Loan and Security Agreement dated Sept 1, 2017 (as amended and restated December 31, 2019, amended October 13, 2020, amended December 31, 2020 and amended and restated January 1, 2021)

10.	LT-12B Loan and Security Agreement dated Dec 31, 2017 (as amended and restated December 31, 2019 and amended and restated January 1, 2021)

11.	LT-14B Loan and Security Agreement dated Jan 1, 2018 (as amended and restated December 31, 2019 and amended and restated January 1, 2021)

12.	LT-15B Loan and Security Agreement dated Jan 1, 2018 (as amended and restated December 31, 2019 and amended and restated January 1, 2021)

13.	LT-16B Loan and Security Agreement dated Jan 1, 2018 (as amended and restated December 31, 2019 and amended and restated January 1, 2021)

14.	LT-17B Loan and Security Agreement dated Jan 1, 2018 (as amended and restated December 31, 2019 and amended and restated January 1, 2021)

Schedule 1.01A-2

15.	LT-18B Loan and Security Agreement dated Jan 1, 2018 (as amended and restated December 31, 2019 and amended and restated January 1, 2021)

16.	LT-19B Loan and Security Agreement dated Jan 1, 2018 (as amended and restated December 31, 2019 and amended and restated January 1, 2021)

17.	LT-20B Loan and Security Agreement dated Jan 1, 2018 (as amended and restated December 31, 2019 and amended and restated January 1, 2021)

18.	LT-21B Loan and Security Agreement dated Jan 1, 2018 (as amended and restated December 31, 2019 and amended and restated January 1, 2021)

19.	LT-22B Loan and Security Agreement dated Jan 1, 2018 (as amended and restated December 31, 2019 and amended and restated January 1, 2021)

20.	LT-23B Loan and Security Agreement dated Jan 1, 2018 (as amended and restated December 31, 2019 and amended and restated January 1, 2021)

21.	LT-24B Loan and Security Agreement dated Jan 1, 2018 (as amended and restated December 31, 2019 and amended and restated January 1, 2021)

22.	LT-25B Loan and Security Agreement dated Jan 1, 2018 (as amended and restated December 31, 2019 and amended and restated January 1, 2021)

23.	LT-26B Loan and Security Agreement dated Jan 1, 2018 (as amended and restated December 31, 2019 and amended and restated January 1, 2021)

24.	LT-27B Loan and Security Agreement dated Dec 13, 2019 (as amended and restated January 1, 2021)

25.	LT-28B Loan and Security Agreement dated Dec 13, 2019 (as amended and restated January 1, 2021)

26.	EP-00100 Loan and Security Agreement dated Dec 31, 2020 (as amended March 31, 2021)

27.	EP-00101 Loan and Security Agreement dated Dec 31, 2020

28.	EP-00102 Loan and Security Agreement dated Dec 31, 2020

29.	EP-00103 Loan and Security Agreement dated Dec 31, 2020

30.	EP-00104 Loan and Security Agreement dated Jan 29, 2021

31.	EP-00105 Loan and Security Agreement dated Dec 31, 2020

32.	EP-00106 Loan and Security Agreement dated Dec 31, 2020

33.	EP-00107 Loan and Security Agreement dated Dec 31, 2020

34.	EP-00108 Loan and Security Agreement dated Jan 15, 2021

Schedule 1.01A-3

35.	EP-00109 Loan and Security Agreement dated Jan 8, 2021

36.	EP-00110 Loan and Security Agreement dated Jan 8, 2021

37.	EP-00111 Loan and Security Agreement dated Jan 27, 2021

38.	EP-00112 Loan and Security Agreement dated Jan 27, 2021

39.	EP-00113 Loan and Security Agreement dated Jan 29, 2021

40.	EP-00114 Loan and Security Agreement dated Jan 29, 2021

41.	EP-00115 Loan and Security Agreement dated Jan 29, 2021

42.	EP-00116 Loan and Security Agreement dated Jan 29, 2021

43.	First Amended and Restated EP-00117 Loan and Security Agreement dated March 24, 2022

44.	EP-00118 Loan and Security Agreement dated April 15, 2022

45.	EP-00119 Loan and Security Agreement dated May 2, 2022

Collective Trusts

1.	THE COLLECTIVE COLLATERAL TRUST

LiquidTrusts

1.	THE LT-1 LIQUIDTRUST
2.	THE LT-2 LIQUIDTRUST
3.	THE LT-3 LIQUIDTRUST
4.	THE LT-4 LIQUIDTRUST
5.	THE LT-5 LIQUIDTRUST
6.	THE LT-6 LIQUIDTRUST
7.	THE LT-7 LIQUIDTRUST
8.	THE LT-8 LIQUIDTRUST
9.	THE LT-9 LIQUIDTRUST
10.	THE LT-12 LIQUIDTRUST
11.	THE LT-14 LIQUIDTRUST
12.	THE LT-15 LIQUIDTRUST
13.	THE LT-16 LIQUIDTRUST
14.	THE LT-17 LIQUIDTRUST
15.	THE LT-18 LIQUIDTRUST
16.	THE LT-19 LIQUIDTRUST
17.	THE LT-20 LIQUIDTRUST
18.	THE LT-21 LIQUIDTRUST
19.	THE LT-22 LIQUIDTRUST
20.	THE LT-23 LIQUIDTRUST
21.	THE LT-24 LIQUIDTRUST
22.	THE LT-25 LIQUIDTRUST

Schedule 1.01A-4

23.	THE LT-26 LIQUIDTRUST
24.	THE LT-27 LIQUIDTRUST
25.	THE LT-28 LIQUIDTRUST
26.	THE EP-00100 LIQUIDTRUST
27.	THE EP-00101 LIQUIDTRUST
28.	THE EP-00102 LIQUIDTRUST
29.	THE EP-00103 LIQUIDTRUST
30.	THE EP-00104 LIQUIDTRUST
31.	THE EP-00105 LIQUIDTRUST
32.	THE EP-00106 LIQUIDTRUST
33.	THE EP-00107 LIQUIDTRUST
34.	THE EP-00108 LIQUIDTRUST
35.	THE EP-00109 LIQUIDTRUST
36.	THE EP-00110 LIQUIDTRUST
37.	THE EP-00111 LIQUIDTRUST
38.	THE EP-00112 LIQUIDTRUST
39.	THE EP-00113 LIQUIDTRUST
40.	THE EP-00114 LIQUIDTRUST
41.	THE EP-00115 LIQUIDTRUST
42.	THE EP-00116 LIQUIDTRUST

DSTs

1.	LT-1 CUSTODY TRUST
2.	LT-2 CUSTODY TRUST
3.	LT-3 CUSTODY TRUST
4.	LT-4 CUSTODY TRUST
5.	LT-5 CUSTODY TRUST
6.	LT-6 CUSTODY TRUST
7.	LT-7 CUSTODY TRUST
8.	LT-8 CUSTODY TRUST
9.	LT-9 CUSTODY TRUST
10.	LT-12 CUSTODY TRUST
11.	LT-14 CUSTODY TRUST
12.	LT-15 CUSTODY TRUST
13.	LT-16 CUSTODY TRUST
14.	LT-17 CUSTODY TRUST
15.	LT-18 CUSTODY TRUST
16.	LT-19 CUSTODY TRUST
17.	LT-20 CUSTODY TRUST
18.	LT-21 CUSTODY TRUST
19.	LT-22 CUSTODY TRUST
20.	LT-23 CUSTODY TRUST
21.	LT-24 CUSTODY TRUST
22.	LT-25 CUSTODY TRUST
23.	LT-26 CUSTODY TRUST
24.	LT-27 CUSTODY TRUST
25.	LT-28 CUSTODY TRUST
26.	THE EP-00100 CUSTODY TRUST
27.	THE EP-00101 CUSTODY TRUST

Schedule 1.01A-5

28.	THE EP-00102 CUSTODY TRUST
29.	THE EP-00103 CUSTODY TRUST
30.	THE EP-00104 CUSTODY TRUST
31.	THE EP-00105 CUSTODY TRUST
32.	THE EP-00106 CUSTODY TRUST
33.	THE EP-00107 CUSTODY TRUST
34.	THE EP-00108 CUSTODY TRUST
35.	THE EP-00109 CUSTODY TRUST
36.	THE EP-00110 CUSTODY TRUST
37.	THE EP-00111 CUSTODY TRUST
38.	THE EP-00112 CUSTODY TRUST
39.	THE EP-00113 CUSTODY TRUST
40.	THE EP-00114 CUSTODY TRUST
41.	THE EP-00115 CUSTODY TRUST
42.	THE EP-00116 CUSTODY TRUST

Exchange Trusts

1.	LT-21 EXCHANGE TRUST
2.	LT-22 EXCHANGE TRUST
3.	LT-23 EXCHANGE TRUST
4.	LT-24 EXCHANGE TRUST
5.	LT-25 EXCHANGE TRUST
6.	LT-26 EXCHANGE TRUST

Schedule 1.01A-6

EXHIBIT B-1

U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Second Lien Credit Agreement dated as of August 13, 2020, by and between Beneficient Company Holdings, L.P., as the borrower (the “Borrower”), and HCLP Nominees, L.L.C., as the Lender (the “Lender”) (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 3.01(e)(ii)(3) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing the Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                         ,

Exhibit B-1-1

EXHIBIT B-2

U.S. Tax Compliance Certificate

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Second Lien Credit Agreement dated as of August 13, 2020, by and between Beneficient Company Holdings, L.P., as the borrower (the “Borrower”), and HCLP Nominees, L.L.C., as the Lender (the “Lender”) (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 3.01(e)(ii)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                         ,

Exhibit B-2-1

EXHIBIT B-3

U.S. Tax Compliance Certificate

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Second Lien Credit Agreement dated as of August 13, 2020, by and between Beneficient Company Holdings, L.P., as the borrower (the “Borrower”), and HCLP Nominees, L.L.C., as the Lender (the “Lender”) (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 3.01(e)(ii)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                         ,

Exhibit B-3-1

EXHIBIT B-4

U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Second Lien Credit Agreement dated as of August 13, 2020, by and between Beneficient Company Holdings, L.P., as the borrower (the “Borrower”), and HCLP Nominees, L.L.C., as the Lender (the “Lender”) (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 3.01(e)(ii)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing the Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of the Loan(s) (as well as any Note(s) evidencing the Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                         ,

Exhibit B-4-1

EXHIBIT C

Form of Loan Notice

Date:                 , 20

To:	HCLP Nominees, L.L.C.
325 N. Saint Paul Street
Suite 4850
Dallas, TX 75201

Re:

Second Amended and Restated Second Lien Credit Agreement dated as of August 13, 2020, by and between Beneficient Company Holdings, L.P., as the borrower (the “Borrower”), and HCLP Nominees, L.L.C., as the Lender (the “Lender”) (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

Ladies and Gentlemen:

Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby requests an Advance:

1.	On , , which shall be a Business Day

2.	In the amount of $ .

[Wire Instructions for receipt of Advance:

Bank Name:		[ ]
[ ]
Bank ABA:		[ ]
Swift/BIC Code:		[ ]
Attn:		[ ]
Account Name:		[ ]
Account Number:	[ ]]

The undersigned hereby certifies that, as of the date of such Advance:

(a)    The representations and warranties of the Borrower and each DST contained in the Loan Documents, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

(b)    No Default exists or will result as a consequence of the making of such Advance or the subsequent application by the Borrower of the proceeds thereof;

(c)     Such Advance does not exceed the Available Amount; and

Exhibit C-1

(d)     Immediately after giving effect to such Advance, the LTV Percentage will not exceed the Maintenance LTV Percentage.

With respect to the Advance requested herein, the undersigned Borrower hereby represents and warrants that (i) such request complies with the requirements of Section 2.02 of the Credit Agreement and (ii) each of the conditions set forth in Section 4.03 of the Credit Agreement (and, if such Advance is the Initial Advance, Section 4.01), have been satisfied on and as of the date of such Advance.

Attached hereto as Exhibit 1 is an Underlying Investment Fund Report.

BENEFICIENT CAPITAL COMPANY, L.L.C.

By:

Name: Title:

Exhibit C-2

Exhibit 1 to Loan Notice

Underlying Investment Fund Report

See attached.

Exhibit C-3